                                                                    EXHIBIT 2.2


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                          SMITH TELEVISION-WTOV, L.P.,
                                      AND
                      SMITH TELEVISION-WTOV LICENSE, L.P.,

                                   AS SELLERS

                                      AND

                           SMITH ACQUISITION COMPANY

                                    AS BUYER





                          DATED AS OF NOVEMBER 4, 1996

                               TABLE OF CONTENTS


                                                          Page
ARTICLE 1. DEFINITIONS AND REFERENCES ....................  1
ARTICLE 2 SALE AND PURCHASE OF ASSETS; ESCROW DEPOSIT;
  PURCHASE PRICE; AMOUNTS; ASSUMPTION OF LIABILITIES
  2.1. Asset Sale and Purchase of Assets. ................  1
       2.1.1. FCC Licenses. ..............................  2
       2.1.2. Real and Leased Property Interests. ........  2
       2.1.3. Tangible Personal Property. ................  2
       2.1.4. Intellectual Property. .....................  3
       2.1.5. Program Contracts. .........................  3
       2.1.6. Trade-out Agreements. ......................  3
       2.1.7. Broadcast Time Sales Agreement. ............  3
       2.1.8. Operating Contracts. .......................  3
       2.1.9. Prepaid Items. .............................  4
       2.1.10. Vehicles. .................................  4
       2.1.11. Files and Records. ........................  4
       2.1.12. Auxiliary Facilities. .....................  4
       2.1.13. Permits and Licenses. .....................  4
       2.1.14. Accounts Receivable. ......................  4
       2.1.15. Goodwill. .................................  4
  2.2. Excluded Assets. ..................................  4
       2.2.1. Cash. ......................................  5
       2.2.2. Personal Property Disposed Of. .............  5
       2.2.3. Insurance. .................................  5
       2.2.4. Employee Plans and Assets. .................  5
       2.2.5. Right to Tax Refunds. ......................  5
       2.2.6. Certain Books and Records. .................  5
       2.2.7. Third-Party Claims. ........................  6
       2.2.8. Rights Under this Agreement. ...............  6
       2.2.9. Interests in Licensees. ....................  6
       2.2.10. Name. .....................................  6
       2.2.11. Excluded Contracts and Unrelated Assets. ..  6
  2.3. Escrow Deposit. ...................................  6
  2.4. Purchase Price. ...................................  7
  2.5. Payment of Purchase Price. ........................  7
  2.6. Net Working Capital Amount. .......................  7
  2.7. Assumption of Liabilities. ........................  9
ARTICLE 3. REPRESENTATIONS AND WARRANTIES BY SELLER ......  9
  3.1. Organization and Standing. ........................  9
  3.2. Authorization. ....................................  10
  3.3. Compliance with Laws. .............................  10
  3.4. Consents and Approvals; No Conflicts. .............  10
  3.5. Financial Statements; Undisclosed Liabilities. ....  11


                                                          Page
                                                          -----
  3.6. Absence of Certain Changes or Events. .............  12
  3.7. Absence of Litigation. ............................  12
  3.8. Assets. ...........................................  12
  3.9. FCC Matters. ......................................  13
  3.10. Real Property. ...................................  13
  3.11. Condition of Tangible Assets. ....................  14
  3.12. Intellectual Property. ...........................  14
  3.13. Reports and Records. .............................  15
  3.14. Station Contracts. ...............................  15
  3.15. Taxes. ...........................................  15
  3.16. Employee Benefit Plans. ..........................  16
  3.17. Labor Relations. .................................  17
  3.18. Environmental Matters. ...........................  17
  3.19. Transactions With Affiliates .....................  18
  3.20. Insurance. .......................................  18
  3.21. Interpretation of Certain Provisions. ............  19
ARTICLE 4. REPRESENTATIONS AND WARRANTIES BY BUYER .......  19
  4.1. Organization and Standing. ........................  19
  4.2. Authorization. ....................................  19
  4.3. Compliance with Laws. .............................  20
  4.4. Consents and Approvals; No Conflicts. .............  20
  4.5. Availability of Funds. ............................  20
  4.6. Qualification of Buyer. ...........................  20
  4.7. No Outside Reliance. ..............................  21
  4.8. Interpretation of Certain Provisions. .............  21
ARTICLE 5. PRE-CLOSING FILINGS ...........................  21
  5.1. Application for FCC Consent. ......................  21
  5.2. Hart-Scott-Rodino. ................................  22
ARTICLE 6. COVENANTS AND AGREEMENTS OF SELLER ............  22
  6.1. Negative Covenants. ...............................  22
       6.1.1. Dispositions; Mergers. .....................  22
       6.1.2. Accounting Principles and Practices. .......  22
       6.1.3. Trade-out Agreements. ......................  22
       6.1.4. Broadcast Time Sales Agreements. ...........  22
       6.1.5. Network Affiliation Agreements and
              Local Marketing Arrangements................  23
       6.1.6. Additional Agreements. .....................  23
       6.1.7. Breaches. ..................................  23
       6.1.8. Employee Matters. ..........................  23
       6.1.9. Actions Affecting FCC Licenses. ............  23
       6.1.10. Programming. ..............................  23
       6.1.11. Affiliated Transactions. ..................  23
  6.2. Affirmative Covenants. ............................  24
       6.2.1. Preserve Existence. ........................  24
       6.2.2. Normal Operations. .........................  24


                                                         Page
                                                         ----
       6.2.3. Maintain FCC Licenses. ....................  24
       6.2.4. Network Affiliation. ......................  24
       6.2.5. Station Contracts. ........................  25
       6.2.6. Taxes. ....................................  25
       6.2.7. Partnership Action. .......................  25
       6.2.8. Access. ...................................  25
       6.2.9. Insurance. ................................  25
       6.2.10. Financial Statements. ....................  26
  6.3. Consents. ........................................  26
  6.4. Confidentiality. .................................  26
ARTICLE 7. COVENANTS AND AGREEMENTS OF BUYER ............  27
  7.1. Confidentiality. .................................  27
  7.2. Corporate Action. ................................  28
  7.3. Access. ..........................................  28
ARTICLE 8. MUTUAL COVENANTS AND UNDERSTANDINGS
  OF SELLER AND BUYER ...................................  28
  8.1. Possession and Control. ..........................  28
  8.2. Risk of Loss. ....................................  29
  8.3. Public Announcements. ............................  29
  8.4. Employee Matters. ................................  30
       8.4.1. Transferred Employees. ....................  30
       8.4.2 Vacation and Sick Leave. ...................  30
       8.4.3 Severance Benefits. ........................  31
       8.4.4 Represented Employees. .....................  31
       8.4.5. COBRA Obligations. ........................  32
       8.4.6. Seller Benefits Plans. ....................  32
       8.4.7. 401(k) Plans. .............................  33
       8.4.8. Employment Contracts. .....................  33
  8.5. Allocation of Purchase Price. ....................  33
  8.6. Disclosure Schedules. ............................  33
  8.7. Bulk Sales Laws. .................................  34
ARTICLE 9. CONDITIONS PRECEDENT TO  BUYER'S
  OBLIGATION TO CLOSE ...................................  34
  9.1. Representations and Covenants. ...................  34
  9.2. Required Consents. ...............................  34
  9.3. Delivery of Documents. ...........................  35
  9.4. FCC Order. .......................................  35
  9.5. Hart-Scott-Rodino. ...............................  35
  9.6 Legal Proceedings. ................................  35
  9.7 Three-Station Agreement. ..........................  35
ARTICLE 10. CONDITIONS PRECEDENT TO  SELLER'S
  OBLIGATION TO CLOSE....................................  35
  10.1. Representations and Covenants. ..................  35
  10.2. Delivery by Buyer. ..............................  36
  10.3. FCC Order. ......................................  36


                                                          Page
                                                          ----
  10.4. Hart-Scott-Rodino. ..............................  36
  10.5. Legal Proceedings. ..............................  36
  10.6. Three-Station Agreement. ........................  36
ARTICLE 11. THE CLOSING .................................  36
  11.1. Closing. ........................................  36
  11.2. Delivery by Seller. .............................  37
       11.2.1. Agreements and Instruments ...............  37
       11.2.2. Consents. ................................  37
       11.2.3. Certified Resolutions. ...................  37
       11.2.4. Officers' Certificates. ..................  37
       11.2.5. Organizational Documents. ................  38
       11.2.6. Deposit ..................................  38
  11.3. Delivery by Buyer. ..............................  38
       11.3.1. Purchase Price Payment. ..................  38
       11.3.2. Agreements and Instruments. ..............  38
       11.3.3. Certified Resolutions. ...................  38
       11.3.4. Officers' Certificate. ...................  38
ARTICLE 12. SURVIVAL; INDEMNIFICATION ...................  39
  12.1. Survival of Representations. ....................  39
  12.2. Indemnification by Seller. ......................  39
  12.3. Indemnification by Buyer. .......................  40
  12.4. Limitations on Indemnification ..................  40
  12.5. Conditions of Indemnification. ..................  41
  12.6. Cure of Breach ..................................  43
ARTICLE 13. TERMINATION .................................  43
  13.1. Termination .....................................  43
  13.2. Effect of Termination ...........................  44
ARTICLE 14. REMEDIES ....................................  45
  14.1. Default by Buyer. ...............................  45
  14.2. Final Order Delay by Buyer. .....................  46
  14.3. Default by Seller. ..............................  46
  14.4. Liquidated Damages. .............................  46
  14.5. Specific Performance. ...........................  47
ARTICLE 15. GENERAL PROVISIONS ..........................  47
  15.1. Additional Actions, Documents and Information. ..  47
  15.2. Brokers. ........................................  47
  15.3. Expenses and Taxes. .............................  48
  15.4. Notices. ........................................  48
  15.5. Waiver. .........................................  50
  15.6. Benefit and Assignment. .........................  50
  15.7. Entire Agreement; Amendment. ....................  52
  15.8. Severability. ...................................  52
  15.9. Headings. .......................................  52
  15.10. Governing Law; Jurisdiction. ...................  52
  15.11. Signature in Counterparts. .....................  53

                                   SCHEDULES


Schedule 2.1.1                      FCC Licenses

Schedule 2.1.2                      Real Property Interests

Schedule 2.1.3                      Tangible Personal Property

Schedule 2.1.4                      Intellectual Property

Schedule 2.1.5                      Program Contracts

Schedule 2.1.6                      Trade-out Agreements

Schedule 2.1.8                      Operating Contracts

Schedule 2.1.9                      Deposits; Prepaid Expenses

Schedule 2.1.10                     Vehicles

Schedule 2.2.11                     Excluded Contracts and Unrelated Assets

Schedule 2.6.2                      Pro Forma Calculation of Net Working Capital Amount

Schedule 3.4.1                      Consents

Schedule 3.6                        Absence of Certain Changes or Events

Schedule 3.7                        Litigation

Schedule 3.8                        Encumbrances on Assets

Schedule 3.9                        FCC Matters

Schedule 3.10                       Encumbrances on Real Property and Leasehold Interests

Schedule 3.11                       Condition of Tangible Assets

Schedule 3.12.1                     Consents for Intellectual Property Transfer

Schedule 3.16                       Employee Benefit Plans

Schedule 3.17.1                     Collective Bargaining Agreements

Schedule 3.18                       Environmental Matters

Schedule 3.19                       Transactions with Affiliates

Schedule 3.20                       Insurance

Schedule 6.1.8                      Employee Matters

Schedule 9.2                        Required Consents and Approvals

                                    EXHIBITS

EXHIBIT A           Form of Deposit Escrow Agreement

EXHIBIT B           Form of Indemnity Escrow Agreement

EXHIBIT D           Form of Bill of Sale and Assignment of Assets

EXHIBIT D           Form of Assignment of FCC Licenses

EXHIBIT E           Form of Assignment of Contracts and Leases

EXHIBIT F           Form of Assumption Agreement

EXHIBIT G           Forms of Special or Limited Warranty Deeds

EXHIBIT H           Form of Transfer Tax Documents

                            ASSET PURCHASE AGREEMENT

                THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of this 4th day of November, 1996 by and among SMITH TELEVISION-WTOV, L.P., a Delaware limited partnership ("Smith-WTOV"), SMITH TELEVISION-WTOV LICENSE, L.P., a Delaware limited partnership ("WTOV Licensee", and together with Smith-WTOV, the "Seller") and SMITH ACQUISITION COMPANY, a Delaware corporation ("Buyer").

                WHEREAS, WTOV Licensee is the licensee of television broadcast station WTOV-TV, Channel 9, Steubenville, Ohio ("WTOV") pursuant to certain authorizations issued by the FCC and Smith-WTOV operates WTOV and owns or leases certain assets used in connection with the operation of WTOV;

                WHEREAS, Seller desires to sell, assign and transfer the FCC authorizations for WTOV (the "Station"), and the assets and businesses of the Station as described below, and Buyer desires to acquire the Station, the FCC authorizations for the Station, and the assets and business of the Station as described below, all on the terms described in this Agreement.

                NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                           DEFINITIONS AND REFERENCES

                Capitalized terms used herein without definition shall have the respective meanings assigned thereto in Annex I attached hereto and incorporated herein for all purposes of this Agreement (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise specified, all references herein to "Articles" or "Sections" are to Articles or Sections of this Agreement.

                                   ARTICLE 2.
                  SALE AND PURCHASE OF ASSETS; ESCROW DEPOSIT;
               PURCHASE PRICE; AMOUNTS; ASSUMPTION OF LIABILITIES

      2.1.      ASSET SALE AND PURCHASE OF ASSETS.

                Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, upon the Closing,

Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire, pay for and accept from Seller, all of Seller's right, title and interest in, to and under all real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, wheresoever located, owned, leased or used by Seller in connection with the business and operations of the Station (collectively, the "Assets"); but excluding the Excluded Assets described in Section 2.2.

                The Assets shall include, without limitation, all of Seller's right, title and interest in, to and under the following:

                2.1.1.  FCC LICENSES.

                        All licenses, permits and other authorizations issued by the FCC to WTOV Licensee for the operation of the Station (the "FCC Licenses"), including without limitation those listed in Schedule 2.1.1, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto.

                2.1.2.  REAL AND LEASED PROPERTY INTERESTS.

                        (a) All the real property owned by Seller including, without limitation, all land, fee interests, easements and other interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon owned by Seller ("Real Property"), all of which are listed or described in Schedule 2.1.2.

                        (b) All the real property leasehold interests of Seller including, without limitation, leases and subleases of any land, easements and other real property leasehold interests of every kind and description in real property, buildings, structures, fixtures, appurtenances, towers and antennae, and other improvements thereon leased by Seller in connection with the business and operations of the Station ("Leased Property"), all of which are listed or described in Schedule 2.1.2.

                2.1.3.  TANGIBLE PERSONAL PROPERTY.

                        All of the furniture, fixtures, furnishings, machinery, computers, equipment, inventory, spare parts, supplies, office materials and other tangible property of every kind and description maintained, owned, leased or used by Seller in connection with the business and operations of the Station, together with any replacements thereof and additions thereto made before the Closing, and less any retirements or dispositions thereof made before the Closing in the Ordinary Course of Business, including, without limitation, those items which have a book value in excess of $10,000 and which are set forth and identified in Schedule 2.1.3.

                2.1.4.  INTELLECTUAL PROPERTY.

                        All of the service marks, copyrights, franchises, trademarks, trade names, jingles, slogans, logotypes and other intangible assets maintained, owned or used by Seller in connection with the business and operations of the Station (including any and all applications, registrations, extensions and renewals relating thereto) (the "Intellectual Property"), and all of the rights, benefits and privileges associated therewith including, without limitation, those set forth and identified in Schedule 2.1.4 and the right to use the call letters for the Station and the right to sue for past infringement of Intellectual Property to the extent necessary to enforce Buyer's rights to such Intellectual Property.

                2.1.5.  PROGRAM CONTRACTS.

                        The program licenses and contracts under which Seller is authorized to broadcast programs on the Station, all of which are listed on
Schedule 2.1.5, including without limitation, (a) all program (cash and non-cash) licenses and contracts, and (b) any other such program contracts that are entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement (collectively the "Program Contracts").

                2.1.6.  TRADE-OUT AGREEMENTS.

                        All contracts and agreements (excluding Program Contracts) pursuant to which any Seller has sold, traded or bartered commercial air time on the Station in consideration for any property or services in lieu of or in addition to cash, which are set forth and described in Schedule 2.1.6 (collectively, the "Trade-out Agreements").

                2.1.7.  BROADCAST TIME SALES AGREEMENT.

                        All contracts and agreements pursuant to which Seller has sold commercial air time on the Station for cash (collectively the "Time Sales Agreements").

                2.1.8.  OPERATING CONTRACTS.

                        The other contracts and agreements listed on Schedule
2.1.8 (including, without limitation, employment agreements and talent contracts, collective bargaining agreements, network affiliation agreements and national and local advertising representation agreements for the Station), together with all contracts and agreements that will be entered into between the date of this Agreement and the Closing Date in accordance with the terms of this Agreement (collectively, the "Operating Contracts" and together with the Program Contracts, and the Trade-out Agreements and the Time Sales Agreements, the "Station Contracts").

                2.1.9.  PREPAID ITEMS.

                        All deposits and prepaid expenses of the Station, including, without limitation, those set forth and described in Schedule 2.1.9.

                2.1.10. VEHICLES.

                        All automotive equipment and motor vehicles maintained, owned, leased or otherwise used by Seller in connection with the business and operations of the Station, including, without limitation, those set forth and described in Schedule 2.1.10.

                2.1.11. FILES AND RECORDS.

                        All engineering, business and other books, papers, logs, files and records pertaining to the business and operations of the Station, but not the organizational documents and records or other partnership records of Seller.

                2.1.12. AUXILIARY FACILITIES.

                        All translators, earth stations, and other auxiliary facilities, and all applications therefor owned, leased or otherwise used by Seller in connection with the business and operations of the Station.

                2.1.13. PERMITS AND LICENSES.

                        All permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, exemptions of, or filings or registrations with, any court or Governmental Authority (other than the FCC) in any jurisdiction, which have been issued or granted to or are owned or used by Seller in connection with the business and operations of the Station and all pending applications therefor.

                2.1.14. ACCOUNTS RECEIVABLE.

                        All Accounts Receivable arising out of the business and operations of the Station.

                2.1.15. GOODWILL.

                        The business of the Station as a "going concern," customer relationships and goodwill.

      2.2.      EXCLUDED ASSETS.

                Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Assets and retained by Seller, to the extent in existence as of the Closing Date, the following assets (collectively, the "Excluded Assets"):

                2.2.1.  CASH.

                        All cash and cash equivalents held by Seller, all interest receivable in connection with any such cash, cash equivalents or short term investments, bank balances and rights in and to bank accounts, marketable and other securities of Seller.

                2.2.2.  PERSONAL PROPERTY DISPOSED OF.

                        All tangible personal property disposed of or consumed in the Ordinary Course of Business as permitted by this Agreement.

                2.2.3.  INSURANCE.

                        All contracts of insurance and all insurance plans and the assets thereof; provided, however, in the event of any loss or damage by fire or other casualty or other cause occurring prior to the Closing Date, insurance proceeds received by Seller with respect to such loss or damage shall belong to and be paid over to the Buyer to the extent that such proceeds have not been used to restore, replace or repair such damaged Assets, provided, further, upon the receipt by Buyer of such insurance proceeds, Seller shall have no further liability to Buyer to the extent of the insurance proceeds received by Buyer for any such loss or damage (pursuant to the indemnification provisions of this Agreement or otherwise).

                2.2.4.  EMPLOYEE PLANS AND ASSETS.

                        All Plans, Benefit Arrangements, Qualified Plans and Welfare Plans and the assets thereof.

                2.2.5.  RIGHT TO TAX REFUNDS.

                        Any and all claims of Seller with respect to any Tax refunds.

                2.2.6.  CERTAIN BOOKS AND RECORDS.

                        All (a) Seller's organizational documents and other partnership records, and originals of account books of original entry, (b) duplicated copies of any books, records, accounts, checks, payment records, Tax records (including payroll, unemployment, real estate and other Tax records) and other similar books, records and information of Seller relating to Seller's operation of the business of the Station prior to the Closing, (c) all records prepared by or on behalf of Seller in connection with the sale of the Station, and (d) all records and documents relating to any Excluded Assets.

                2.2.7.  THIRD-PARTY CLAIMS.

                        All rights and claims of Seller whether mature, contingent or otherwise, against third parties relating to the business and operations of the Station during the period prior to the Closing, whether in tort, contract, or otherwise, except for rights and claims relating to past infringement of Intellectual Property to the extent necessary to enforce Buyer's rights to such Intellectual Property.

                2.2.8.  RIGHTS UNDER THIS AGREEMENT.

                        All of Seller's rights under or pursuant to this Agreement or any other rights in favor of Seller pursuant to the other agreements contemplated hereby.

                2.2.9.  INTERESTS IN LICENSEES.

                        The general partnership interest of Smith-WTOV in WTOV Licensee.

                2.2.10. NAME.

                        All rights to the name "Smith Television," "Smith Broadcasting" or "Jupiter/Smith" or any logo or variation thereof and the goodwill associated therewith.

                2.2.11. EXCLUDED CONTRACTS AND UNRELATED ASSETS.

                        The contracts, agreements and any other assets listed on Schedule 2.2.11.

        2.3.    ESCROW DEPOSIT.

                For and in partial consideration of the execution and delivery of this Agreement, simultaneously with the execution and delivery of this Agreement and the Three-Station Agreement, the Three-Station Buyer and the Buyer are jointly depositing in escrow with the Deposit Escrow Agent an original, irrevocable letter of credit (the "Letter of Credit") issued for the joint benefit of Seller and the Three-Station Sellers by Chase Manhattan Bank, N.A. for an amount equal to Seven Million Eight Hundred Fifty Thousand Dollars ($7,850,000), such Letter of Credit to be held as an earnest money deposit (the "Deposit"), in accordance with the terms and conditions of the Deposit Escrow Agreement.

      2.4.      PURCHASE PRICE.

For and in consideration of the conveyances and assignments described herein and in addition to the assumption of Liabilities as set forth in Section 2.7, Buyer agrees to pay to Seller, and Seller agree to accept from Buyer, an amount equal to TWENTY-EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS ($28,500,000) (the "Base Purchase Price"), plus or minus (as the case may be) the Net Working Capital Amount as provided for in Section 2.6 (collectively, the "Purchase Price"). The Purchase Price shall be payable as described in Section 2.5. The Purchase Price shall be allocated among the Assets in accordance with Section 8.5.

        2.5.    PAYMENT OF PURCHASE PRICE.

                The Purchase Price shall be payable to Seller at the Closing as follows:

                2.5.1. Buyer shall deliver an amount equal to Five Hundred Thousand Dollars ($500,000) (the "WTOV Indemnity Escrow Amount") to the Indemnity Escrow Agent by wire transfer of immediately available federal funds to an account identified in writing by the Indemnity Escrow Agent. The WTOV Indemnity Escrow Amount, together with the Three-Station Indemnity Escrow Amount delivered pursuant to the Three-Station Agreement (collectively, the "Indemnity Escrow Amount"), shall be held by the Indemnity Escrow Agent in accordance with the terms and conditions of the Indemnity Escrow Agreement. After the Closing Date, in the event that Buyer has any Losses pursuant to
Section 12 hereof, such Losses shall be paid from the Indemnity Escrow Amount. On the date that is one year after the Closing Date, the Indemnity Escrow Agent shall deliver to the Seller and the Three-Station Sellers any remaining Indemnity Escrow Amount (to the extent not subject to any pending claims) pursuant to the terms of the Indemnity Escrow Agreement.

                2.5.2. Buyer shall deliver the balance of the Purchase Price by wire transfer of immediately available federal funds to an account which will be identified by Seller not less than two (2) days prior to the Closing Date.

        2.6.    NET WORKING CAPITAL AMOUNT.

                2.6.1.  ESTIMATED NET WORKING CAPITAL AMOUNT.  At least three
(3) days prior to the Closing Date, Seller shall deliver to Buyer in writing and in reasonable detail a good faith estimate of the Net Working Capital (the "Estimated Net Working Capital") as of the Closing Date. The Purchase Price shall be (a) increased by the amount, if any, by which the Estimated Net Working Capital exceeds zero dollars ($0), or (b) decreased by the amount, if any, by which the Estimated Net Working Capital is less than zero dollars ($0) (such increase or decrease, as the case may be, is referred to herein as the "Estimated Net Working Capital Amount").

                2.6.2.  FINAL NET WORKING CAPITAL AMOUNT.  Within forty-five
(45) days after the Closing Date, Buyer shall deliver to Seller in writing and in reasonable detail a good faith determination of the Net Working Capital as of the Closing Date ("Final Net Working Capital Amount"). Seller shall assist Buyer in making such determination and Buyer shall provide Seller with reasonable access to the properties, books and records relating to the Station for the purpose of determining the Final Net Working Capital Amount. Seller shall have the right to review the computations and workpapers used in connection with Buyer's calculation of the Final Net Working Capital Amount. If Seller disagrees with the amount of the Final Net Working Capital Amount determined by Buyer, Seller shall so notify Buyer in writing within twenty-five
(25) days after the date of receipt of Buyer's Final Net Working Capital Amount, specifying in detail any point of disagreement; provided, however, if Seller fails to notify Buyer in writing of Seller's disagreement within such twenty-five (25) day period, Buyer's determination of the Final Net Working Capital Amount shall be final, conclusive and binding on Seller and Buyer. After the receipt of any notice of disagreement, Buyer and Seller shall negotiate in good faith to resolve any disagreements regarding the Final Net Working Capital Amount. If any such disagreement cannot be resolved by Seller and Buyer within twenty-five (25) days after Buyer has received notice from Seller of the existence of such disagreement, Buyer and Seller shall jointly retain the accounting firm of Ernst & Young LLP or another nationally recognized public accounting firm (the "Accounting Firm") to review the Buyer's determination of the Final Net Working Capital Amount and to resolve as soon as possible all points of disagreement raised by Seller. All determinations made by the Accounting Firm with respect to the Final Net Working Capital Amount shall be final, conclusive and binding on Buyer and Seller. The fees and expenses of the Accounting Firm incurred in connection with any such determination shall be shared one-half by Buyer and one-half by Seller.

                        Subject to the ultimate resolution of any disagreement with respect to the calculation of the Final Net Working Capital Amount, if the Final Net Working Capital Amount is such that Buyer's payment of the Estimated Net Working Capital Amount is an underpayment to Seller for the actual Net Working Capital, then Buyer shall pay Seller in cash an amount equal to such underpayment within two (2) business days following the final determination of the Final Net Working Capital Amount. Subject to the ultimate resolution of any disagreement with respect to the calculation of the Final Net Working Capital Amount, if the Final Net Working Capital Amount is such that Buyer's payment of the Estimated Net Working Capital Amount is an overpayment to Seller for the actual Net Working Capital, then Seller shall pay Buyer in cash an amount equal to such overpayment within two (2) business days following the determination of the Final Net Working Capital Amount. Any amounts paid pursuant to this

Section 2.6.2 shall be by wire transfer of immediately available funds for credit to the recipient at a bank account identified by such recipient in writing.

                Buyer and Seller agree that prior to the date of the final determination of the Final Net Working Capital Amount pursuant to this Section
2.6.2 (by the Accounting Firm or otherwise), neither party will destroy any records pertaining to, or necessary for, the final determination of the Final Net Working Capital Amount.

                Schedule 2.6.2 contains a pro forma calculation of the Net Working Capital Amount for the Jupiter/Smith Stations based on financial statements referred to in Section 3.5.1 hereof as if the Closing occurred as of September 30, 1996. Schedule 2.6.2 is attached hereto solely for the purpose of demonstrating by example the manner in which the Net Working Capital Amount for the Jupiter/Smith Stations shall be calculated as of the Closing Date.


        2.7.    ASSUMPTION OF LIABILITIES.

                2.7.1. At the Closing, the Buyer shall assume, and shall agree to pay, perform and discharge and shall agree to indemnify and hold Seller harmless from (a) all Liabilities arising after and relating to the period after the Closing Date under the Station Contracts and the FCC Licenses, (b) all Liabilities arising out of events occurring after the Closing Date related to the businesses or operations of the Station or Buyer's ownership of the Assets, (c) all Liabilities for which Buyer receives an adjustment to the Base Purchase Price in connection with the calculation of the Final Net Working Capital Amount to the extent of the amount of such adjustment as reflected in the Final Net Working Capital Amount, and (d) all Liabilities of Seller to employees of the Station to be assumed by Buyer in accordance with Section 8.4 hereof.

                2.7.2. Except for the Liabilities expressly assumed by Buyer as set forth in Section 2.7.1 hereof, Buyer assumes no other Liabilities of any kind or description.

                                   ARTICLE 3.
                    REPRESENTATIONS AND WARRANTIES BY SELLER

                Seller represents and warrants to Buyer as follows:

        3.1.    ORGANIZATION AND STANDING.


                Each of Smith-WTOV and WTOV Licensee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of

Delaware and is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each of Smith-WTOV and WTOV Licensee has the full partnership power and authority to own, lease and otherwise to hold and operate the Assets, to carry on the business of the Station as now conducted, and to enter into and perform the terms of this Agreement, the other Seller Documents and the transactions contemplated hereby and thereby.

        3.2.    AUTHORIZATION.

                The execution, delivery and performance of this Agreement and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action of the partners of Seller and by any other necessary limited partnership actions of Seller (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement and the Deposit Escrow Agreement constitute, and upon execution and delivery each other Seller Document will constitute, valid and binding agreements and obligations of Seller, enforceable against Seller in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

        3.3.    COMPLIANCE WITH LAWS.

                Seller is in compliance in all material respects with all Laws applicable to Seller, to the Assets, to the Station and to its respective businesses and operations. Seller has obtained and holds all permits, licenses and approvals (none of which has been modified or rescinded and all of which are in full force and effect) from all Governmental Authorities necessary in order to conduct the operations of the Station as presently conducted, except for such permits, licenses and approvals for which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

        3.4.    CONSENTS AND APPROVALS; NO CONFLICTS.

                3.4.1. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Seller, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person in connection with any material Station Contract, except that certain of the Station Contracts may be assigned only with the consent of third parties, as specified in Schedule 3.4.1.

                3.4.2 The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Seller, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority where the failure to make such filing or obtain such consent will have a Material Adverse Effect, except as follows: (a) filings required under Hart-Scott-Rodino, (b) consents to the assignment of the FCC Licenses to Buyer by the FCC, and (c) filings, if any, with respect to real estate transfer taxes.

                3.4.3. Assuming all consents, approvals, authorizations and other actions described in Section 3.4.1 and Section 3.4.2 have been obtained and all filings and notifications described in Section 3.4.1 and Section 3.4.2 have been made, the execution, delivery and performance of this Agreement and the other Seller Documents by Seller do not and will not (a) conflict with or violate any Law applicable to Seller, the Assets or the Station or by which any of the Assets or the Station is subject or affected, (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any contract or agreement to which Seller is a party or by which Seller is bound or to which any of the Assets or the Station is subject or affected, (c) result in the creation of any Encumbrance upon the Assets, or (d) conflict with or violate the organizational documents of Seller; except where any such conflict, violation or breach would not, individually or in the aggregate, have a Material Adverse Effect.

        3.5.    FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                3.5.1. Seller has provided to Buyer unaudited balance sheets of the Jupiter/Smith Stations as of September 30, 1996 and the unaudited statements of income and cash flow for the nine month period ended September 30, 1996. The financial statements referred to in this Section 3.5.1 (a) present fairly in all material respects the financial condition of the Jupiter/Smith Stations as of the respective dates and the results of operations and cash flows for the respective periods indicated, and (b) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except that the financial statements referred to in this Section 3.5.1 (x) do not contain all footnotes required under generally accepted accounting principles and (y) are subject to (i) normal year-end audit adjustments and (ii) adjustments in connection with the resolution of outstanding working capital matters with previous owners of the Jupiter/Smith Stations, none of which, individually or in the aggregate, is material).

                3.5.2. There exist no Liabilities of the Station relating to, or arising out of, the business or operations of the Station, contingent or absolute, matured or unmatured, known or unknown, except (a) as reflected on the unaudited balance sheets as of September 30, 1996 (the "Current Balance Sheet

Date") referred to in Section 3.5.1 and (b) for Liabilities that were incurred after the Current Balance Sheet Date in the Ordinary Course of Business.

        3.6.    ABSENCE OF CERTAIN CHANGES OR EVENTS.

                Except as set forth and described in Schedule 3.6, since the Current Balance Sheet Date, there has been no Material Adverse Effect (or event that reasonably could be expected to have a Material Adverse Effect). Since the Current Balance Sheet Date, Seller has conducted the business of the Station in the Ordinary Course of Business, and Seller has not (a) incurred loss of, or injury to, any of the Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty, except for such losses or injuries which have been cured in accordance with Section 8.2; (b) incurred, or become subject to, any Liability, except current Liabilities incurred in the Ordinary Course of Business; (c) discharged or satisfied any Encumbrance or paid any Liability other than current Liabilities shown in the balance sheets furnished pursuant to Section 3.5, current Liabilities incurred since the Current Balance Sheet Date in the Ordinary Course of Business, and Liabilities (including, without limitation, partial and complete prepayments) arising under any credit or loan agreement between Seller and its lenders; (d) mortgaged, pledged or subjected to any Encumbrance any of its Assets other than Encumbrances in connection with Liabilities arising under any credit or loan agreement between Seller and its lenders; (e) sold, exchanged, transferred or otherwise disposed of any of its Assets, or canceled any debts or claims; (f) written down the value of any Assets or written off as uncollectible any Accounts Receivable, except write-downs and write-offs in the Ordinary Course of Business; (g) entered into any transactions other than in the Ordinary Course of Business; (h) made any material change in any method of accounting or accounting practice; or (i) made any agreement to do any of the foregoing.

        3.7.    ABSENCE OF LITIGATION.

                Except as set forth on Schedule 3.7 as of the date hereof, there is no action, suit, investigation, claim, arbitration or litigation pending or, to Seller's knowledge, threatened against Seller, the Assets, or the Station by or before any Governmental Authority that, individually or in the aggregate, would be reasonably likely to (a) have a Material Adverse Effect, or (b) challenge or seek to prevent, enjoin, alter or materially delay the transaction contemplated hereby.

        3.8.    ASSETS.

                Except for the Excluded Assets, the Assets include all of the assets or property used in the business of the Station as presently operated. Except for leased or licensed Assets, Seller is the owner of, and has good title to, the Assets free and clear of any Encumbrances, except for and subject only to (a) the Permitted Encumbrances, and (b) those Encumbrances listed in Schedule 3.8 which shall be discharged and removed on or prior to the Closing Date. At the Closing, Buyer shall acquire good title to, and all right, title and interest in and to the Assets, free and clear of all Encumbrances, except for the Permitted Encumbrances.

        3.9.    FCC MATTERS.

                WTOV Licensee holds the FCC Licenses listed on Schedule 2.1.1. The FCC Licenses constitute all of the licenses, permits and authorizations from the FCC that are required for the business and operations of the Station. The FCC Licenses are valid and in full force and effect through the dates set forth on Schedule 2.1.1, unimpaired by any condition which would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. The Station has been operated by Seller in all material respects in accordance with the terms of the FCC Licenses. Except as set forth on Schedule 3.9, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses, and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to Seller's knowledge, threatened that may result in the (a) the revocation, modification, non-renewal or suspension of any of the FCC Licenses, (b) the issuance of a cease-and-desist order, or (c) the imposition of any administrative or judicial sanction with respect to the Station. Seller has no knowledge of any facts, conditions or events relating to Seller or the Station including, without limitation, Seller's compliance with the Children's Television Act, that would reasonably be expected to cause the FCC to deny the assignment of the FCC Licenses as provided for in this Agreement. Seller has filed with the FCC all reports, forms and statements required by the FCC to be filed by Seller relating to the Station, including, without limitation, applications for renewal of authority required by applicable Laws.

        3.10.   REAL PROPERTY.

                3.10.1. Seller has good and marketable title to the Real Property listed in Schedule 2.1.2, free and clear of all Encumbrances, except for (a) those items listed in Schedule 3.10, and (b) Permitted Encumbrances.

                3.10.2. Seller has a valid leasehold interest in all Leased Property listed as leased by Seller in Schedule 2.1.2. Schedule 2.1.2 lists all leases and subleases pursuant to which any of the Leased Property is leased by Seller. Seller is the owner and holder of all the Leased Property purported to be granted by such leases and subleases. Each such lease and sublease is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against Seller and to the knowledge of Seller, each other party thereto and grants the leasehold interest it purports to grant. Seller has complied with all of the material provisions of such leases and subleases and is not in default thereunder in any material respect, and to Seller's knowledge, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

                3.10.3  The Real Property and the Leased Property listed in
Schedule 2.1.2 constitute all of the real property owned, leased or used by Seller in the business and operations of the Station.

                3.10.4. All buildings, structures, fixtures and other improvements on the Real Property are in operating condition and adequate repair (ordinary wear and tear excepted) for the purposes to which they are currently devoted.

                3.10.5. To the knowledge of Seller, no portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending.

                3.10.6. Seller has delivered to Buyer copies of title policies and surveys prepared in connection with Seller's acquisition of the Real Property.

        3.11.   CONDITION OF TANGIBLE ASSETS.

                Except as set forth on Schedule 3.11, all tangible Assets presently in use are in operating condition and adequate repair (ordinary wear and tear excepted) for the purposes to which they are currently devoted.

        3.12.   INTELLECTUAL PROPERTY.

                Schedule 2.1.4 contains a true, correct and complete listing of all Intellectual Property owned or licensed by or registered in the name of Seller which is used in the business and operations of the Station, all of which is transferable to Buyer by the sole act and deed of Seller; and except as set forth in Schedule 3.12.1 no consent on the part of any other person is necessary to validate the transfer to Buyer of such Intellectual Property. Seller pays no royalty to anyone with respect to the Intellectual Property. Seller owns or possesses all rights to use all such Intellectual Property material to the conduct of the business of the Station. Seller does not have any knowledge and Seller has not received any notice to the effect that any service rendered by Seller relating to the business of the Station may infringe on any Intellectual Property right or other legally protectable right of another. Seller has the right to the use of the call letters "WTOV-TV" pursuant to the rules and regulations of the FCC.

        3.13.   REPORTS AND RECORDS.

                All material returns, reports and statements relating to the Station required to be filed by Seller with the FCC or any other Governmental Authority have been filed and when filed were correct and complete in all material respects. All such reports, returns and statements shall continue to be filed on a current basis until the Closing Date, and will be correct and complete in all material respects when filed. All documents required by the FCC's rules to be placed in the Station's public files by Seller have been placed and are being held in such files. All logs and business records of every type and nature relating to the business and operations of the Station have been maintained in all material respects in accordance with the rules and regulations of the FCC.

        3.14.   STATION CONTRACTS.

                The Station Contracts set forth in Schedules 2.1.5, 2.1.6 and
2.1.8 are all of the contracts and agreements relating to the Assets, to the Station or to the business and operations thereof, other than (a) Time Sales Agreements; (b) contracts and agreements which are terminable on no more than sixty (60) days notice without the payment of a premium or penalty; and (c) contracts and agreements which do not require payments of more than $10,000 per contract per year or $150,000 per year in the aggregate. Complete and correct copies of all such Station Contracts have been made available to Buyer and (a) each such Station Contract is in full force and effect; (b) Seller is not in breach or default of the terms of any Station Contract in any material respect;
(c) none of the material rights of Seller under any such Station Contract will be subject to termination or modification, nor will a default occur, as a result of the consummation of the transactions contemplated hereby, except to the extent that failure to obtain the prior consent to assignment thereof (to the extent set forth on Schedule 3.4.1) of any party thereto shall or could be interpreted to constitute a termination or modification of or a default under any such Station Contract, and (d) to the knowledge of Seller, no other party to any such Station Contract is in material breach or default of the terms thereunder.

        3.15.   TAXES.

                3.15.1. Seller has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed all Seller Tax Returns required to be filed by Seller on or before the Closing Date with respect to all applicable Taxes. In the case of any Seller Tax Returns which receive an extension for their date of filing, such Seller Tax Returns will be considered due on, and not considered required to be filed before, the extended due date. To the Seller's knowledge, all of Seller Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all material respects. Seller: (a) has paid all

Taxes due to any Governmental Authority in connection with any of Seller Tax Returns; or (b) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have established) adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

                3.15.2. There is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of Seller, threatened in respect of any Taxes associated with, or which would become a lien against, the Assets or operations of the Station for which Seller may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of Seller, threatened. There is no Station Contract, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes associated with, or which would become a lien against, the Assets or operations of the Station against Seller, and no power of attorney granted by Seller with respect to any related tax matters is currently in force.

        3.16.   EMPLOYEE BENEFIT PLANS.

                3.16.1. Schedule 3.16 lists all Plans and Benefit Arrangements maintained by or contributed to by Smith Broadcasting Group, Inc. ("SBG") for the benefit of the employees of the Station (collectively, the "Benefit Plans"). Each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by applicable Law, including, without limitation, ERISA and the Code.

                3.16.2. Schedule 3.16 sets forth a list of all Qualified Plans. All Qualified Plans and any related trust agreements or annuity agreements (or any other funding document) have been maintained in compliance with ERISA and the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof). The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code.

                3.16.3. Schedule 3.16 lists all funded Welfare Plans that provide benefits to current or former employees of Seller or its beneficiaries. The funding under each Welfare Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. Neither SBG nor Seller is subject to taxation on the income of any Welfare Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under
Section 419A(g) of the Code.

                3.16.4. Except as required by applicable Law, neither SBG nor Seller has any post-retirement medical, life insurance or other benefits promised, provided or otherwise due now or in the future to current, former or retired employees of Seller.

                3.16.5. Except as set forth in Schedule 3.16, SBG has (a) filed or caused to be filed all returns and reports on the Plans that it is required to file and (b) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for SBG and/or Seller have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from SBG and/or Seller or from any other person that are or could become an Encumbrance on any Asset or could otherwise adversely affect the businesses or Assets. SBG has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations, and all of those amounts have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due. SBG has furnished to Buyer true and complete copies of all documents setting forth the terms and funding of each Plan (including, without limitation, copies of each severance benefit arrangement and vacation pay plan).

        3.17.   LABOR RELATIONS.

                3.17.1. Except as set forth in Schedule 3.17.1, there are no strikes, work stoppages, grievance proceedings, union organization efforts, or other controversies pending or threatened between Seller and any union or collective bargaining unit representing such employees. Seller is in compliance in all material respects with all Laws relating to the employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, worker's compensation, employee privacy and right to know and social security contributions. Except as set forth in Schedule 3.17.1 hereto, there are no collective bargaining agreements relating to the Station or the business and operations thereof and Seller has not agreed to recognize any union or other collective bargaining unit, nor has any union or collective bargaining unit been certified as representing any of Seller's employees.

                3.17.2. Seller has provided to Buyer a true and complete list dated as of August 1, 1996 of all employees of Seller who perform significant services at the Station.

        3.18.   ENVIRONMENTAL MATTERS.

                3.18.1 Schedule 3.18 sets forth all environmental reports and assessments prepared for and/or delivered to Seller in connection with Seller's acquisition and operation of the Real Property.

                3.18.2. To the knowledge of Seller, the information set forth in Schedule 3.18 is true, correct and complete in all material respects. Since Seller's acquisition of the Station, Seller has operated the Station, the Real Property and all improvements thereon in material compliance with all Environmental Laws.

                3.18.3 Except as set forth in Schedule 3.18, there are no pending or, to the knowledge of Seller, threatened actions, suits, claims, or other legal proceedings based on (and Seller has not received any notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority arising out of or attributable to): (a) the current or past presence at any part of the Real Property of Hazardous Materials; (b) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (c) the off-site disposal of Hazardous Materials originating on or from the Real Property or the businesses or Assets of Seller; (d) any facility operations or procedures of Seller which do not conform to requirements of the Environmental Laws; or (e) any violation of Environmental Laws at any part of the Real Property arising from Seller's activities involving Hazardous Materials. To the knowledge of Seller, Seller has been duly issued all permits, licenses, certificates and approvals required under any Environmental Law, except for such permits the failure to obtain, will not have, individually or in the aggregate, a Material Adverse Effect.

                3.18.4 Based on the information set forth in Schedule 3.18, the Real Property contains no underground storage tanks, or underground piping associated with such tanks, used currently or in the past for Hazardous Materials.

        3.19.   TRANSACTIONS WITH AFFILIATES

                Except as set forth in Schedule 3.19 attached hereto, Seller is not now, and since January 1, 1996, has not been, a party, directly or indirectly, to any contract, lease, arrangement or transaction which is material to the business or operations of the Station, whether for the purchase, lease or sale of property, for the rendition of services or otherwise, with any affiliate of Seller, or any officer, director, employee, proprietor, partner or shareholder of Seller. The terms and conditions of the transactions involving Seller and any affiliate of Seller which are identified on Schedule 3.19 are described briefly therein.

        3.20.   INSURANCE.

                Schedule 3.20 contains a list and brief summary of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the Assets or the business and operations of the Station and held by Seller. All such policies: (a) are in full force and effect; (b) are sufficient for compliance in all material respects by

Seller with all requirements of Law and of all material agreements to which Seller is a party; and (c) are valid, outstanding, and enforceable policies.

        3.21.   INTERPRETATION OF CERTAIN PROVISIONS.

                Seller has not relied and is not relying on the specification of any dollar amount in any representation or warranty made in this Agreement or any Schedule hereto to indicate that such amounts, or higher or lower amounts, are or are not material, and agrees not to assert in any dispute or controversy between the parties hereto that specification of such amounts indicates or is evidence as to whether or not any obligation, item or matter is or is not material for purposes of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES BY BUYER

                Buyer represents, warrants and covenants to Seller as follows:

        4.1.    ORGANIZATION AND STANDING.

                Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and by the Closing Date will be duly qualified to do business as a foreign corporation where such qualification is necessary unless the failure to be so qualified would not materially and adversely affect Buyer's ability to consummate the transactions contemplated by this Agreement. Buyer has the full corporate power and corporate authority to enter into and perform the terms of this Agreement and the other Buyer Documents and to carry out the transactions contemplated hereby and thereby.

        4.2.    AUTHORIZATION.

                The execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary actions of Buyer (none of which actions has been modified or rescinded and all of which actions are in full force and effect). This Agreement and the Deposit Escrow Agreement constitute, and upon execution and delivery each such other Buyer Document will constitute, a valid and binding agreement and obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

        4.3.    COMPLIANCE WITH LAWS.

                As of the Closing Date, Buyer shall have obtained and shall hold all material permits, licenses and approvals (none of which will have been modified or rescinded and all of which shall be in full force and effect) from all Governmental Authorities necessary in order to conduct the operations of the Station as presently conducted and to own, use and maintain the Assets.

        4.4.    CONSENTS AND APPROVALS; NO CONFLICTS.

                4.4.1. The execution and delivery of this Agreement, and the performance of the transactions contemplated herein by Buyer, will not require any consent, approval, authorization or other action by, or filing with or notification to, any Person or Governmental Authority where the failure to make such filing or obtain such consent will have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement, except as follows: (a) filings required under Hart-Scott-Rodino, (b) approvals of the assignment of the FCC Licenses to Buyer by the FCC, and (c) based upon Seller's representations set forth in Section 3.4.1, certain of the Station Contracts may be assigned only with the consent of third parties, as specified in Schedule 3.4.1.

                4.4.2. Assuming all consents, approvals, authorizations and other actions described in Section 4.4.1 have been obtained and all filings and notifications described in Section 4.4.1 have been made, the execution, delivery and performance of this Agreement and the other Buyer Documents by Buyer do not and will not (a) conflict with or violate any Law applicable to Buyer, (b) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) of any contract or agreement to which Buyer is a party or by which Buyer is bound, or (c) conflict with or violate the organizational documents of Buyer.

        4.5.    AVAILABILITY OF FUNDS.

                Buyer will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated hereby.

        4.6.    QUALIFICATION OF BUYER.

                Buyer is, and pending Closing will be legally, technically, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire and operate the Station. There are no facts or proceedings which would reasonably be expected to disqualify Buyer under the Communications Act or otherwise from acquiring or operating the Station or would cause the FCC not to approve the assignment of the FCC Licenses to Buyer. Buyer has no knowledge of any fact or circumstance relating to Buyer or any of Buyer's affiliates that would reasonably be expected to (a) cause the filing of any objection to the assignment of the FCC Licenses to Buyer, or (b) lead to a delay in the processing by the FCC of the applications for such assignment. No waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to Buyer, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein. As of the Closing Date, Robert N. Smith, SBG or another Person controlled by Robert N. Smith will own all the voting stock or other voting interests of Buyer.

        4.7.    NO OUTSIDE RELIANCE.

                Buyer has not relied and is not relying on any statement, representation or warranty by Seller not made in this Agreement, any Schedule hereto or any certificate to be delivered by Seller to Buyer at the Closing pursuant to this Agreement. Buyer is not relying on any projections or other predictions contained or referred to in the Schedules or other materials that have been or may hereafter be provided to Buyer or any of its Affiliates, agents or representatives, and Seller make no representations or warranties with respect to any such projections or other predictions.

        4.8.    INTERPRETATION OF CERTAIN PROVISIONS.

                Buyer has not relied and is not relying on the specification of any dollar amount in any representation or warranty made in this Agreement or any Schedule hereto to indicate that such amounts, or higher or lower amounts, are or are not material, and agrees not to assert in any dispute or controversy between the parties hereto that specification of such amounts indicates or is evidence as to whether or not any obligation, item or matter is or is not material for purposes of this Agreement and the transactions contemplated hereby.

                                   ARTICLE 5.
                              PRE-CLOSING FILINGS

        5.1.    APPLICATION FOR FCC CONSENT.

                As promptly as practicable and no later than November 15, 1996, Seller and Buyer shall jointly file a Form 316 application with the FCC requesting the consent of the FCC to the assignment of the FCC Licenses for the Stations from Seller to Buyer. Seller and Buyer will diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain promptly the requested consents and approvals of the application by the FCC; provided, however, that none of the parties hereto shall have any obligation to participate in any evidentiary hearing.

        5.2.    HART-SCOTT-RODINO.

                As promptly as practicable and no later than November 22, 1996, Seller and Buyer shall complete any filing that may be required pursuant to Hart-Scott-Rodino (each an "HSR Filing"), or shall mutually agree that no such filing is required. Seller and Buyer shall diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to comply with, the requirements of Hart-Scott-Rodino.

                                 ARTICLE 6.
                       COVENANTS AND AGREEMENTS OF SELLER

                Each Seller covenants and agrees with Buyer as follows:

        6.1.    NEGATIVE COVENANTS.

                Pending and prior to the Closing, Seller will not, without the prior consent of Buyer, do or agree to do any of the following:

                6.1.1.  DISPOSITIONS; MERGERS.

                        Sell, assign, lease or otherwise transfer or dispose of any of the Assets other than in the Ordinary Course of Business; or merge or consolidate with or into any other entity or enter into any contracts or agreements relating thereto.

                6.1.2.  ACCOUNTING PRINCIPLES AND PRACTICES.

                        Change or modify any of Seller's accounting principles or practices or any method of applying such principles or practices.

                6.1.3.  TRADE-OUT AGREEMENTS.

                        Enter into any Trade-out Agreement except in the Ordinary Course of Business.

                6.1.4.  BROADCAST TIME SALES AGREEMENTS.

                        Enter into any Time Sales Agreement except in the Ordinary Course of Business.

                6.1.5. NETWORK AFFILIATION AGREEMENTS AND LOCAL MARKETING ARRANGEMENTS.

                        Acquire or enter into any network affiliation agreements, local marketing arrangements, joint operating agreements, time brokerage agreements or other similar contracts.

                6.1.6.  ADDITIONAL AGREEMENTS.

                        Acquire or enter into any new Station Contracts not referred to in Sections 6.1.3, 6.1.4 or 6.1.5 above, or renew, extend, amend, alter, modify or otherwise change any existing Station Contract, except for Station Contracts obligating Seller to make payments of less than $50,000 per contract per year and $250,000 per year in the aggregate (collectively, "Additional Agreements").

                 6.1.7. BREACHES.

                        Do or omit to do any act which will cause a material breach of any Station Contract.

                 6.1.8. EMPLOYEE MATTERS.

                        Except as set forth on Schedule 6.1.8, enter into or become subject to any employment, labor, union, or professional service contract not terminable at will, or any bonus, pension, insurance, profit sharing, incentive, deferred compensation, severance pay, retirement, hospitalization, employee benefit, or other similar plan; or increase the compensation payable or to become payable to any employee, or pay or arrange to pay any bonus payment to any employee, except in the Ordinary Course of Business.

                 6.1.9. ACTIONS AFFECTING FCC LICENSES.

                        Take any action which may jeopardize the validity or enforceability of or rights under the FCC Licenses.

                6.1.10. PROGRAMMING.

                        Program or broadcast any Program Contract or syndicated program, except in the Ordinary Course of Business.

                6.1.11. AFFILIATED TRANSACTIONS.

                        Except for the transactions described in Schedule 3.19, enter any transaction with any affiliate of Seller, including, without limitation, any renewal, extension, modification or other change in, any existing contract or agreement to which an affiliate of Seller is a party or any other transaction involving an affiliate of Seller which will have continued effectiveness after the Closing Date.

        6.2.    AFFIRMATIVE COVENANTS.

                Pending and prior to the Closing Date, each Seller will:

                6.2.1.  PRESERVE EXISTENCE.

                        Preserve its partnership existence and business organization intact, maintain its existing franchises and licenses, use commercially reasonable efforts to preserve for the Buyer the relationships of the Station with suppliers, customers, employees and others with whom the Station has business relationships, and keep all Assets substantially in their present condition, ordinary wear and tear excepted.

                6.2.2.  NORMAL OPERATIONS.

                        Subject to the terms and conditions of this Agreement (including, without limitation, Section 6.1), (a) carry on the businesses and activities of the Station, including without limitation, the sale of advertising time, entering into other contracts and agreements, or purchasing and scheduling of programming, in the Ordinary Course of Business; (b) pay or otherwise satisfy all obligations (cash and barter) of the Station in the Ordinary Course of Business; (c) maintain its books of account, records, and files in substantially the same manner as heretofore; (d) maintain its Assets in customary repair, maintenance and condition, except to the extent of normal wear and tear, and repair or replace, consistently with the Ordinary Course of Business, any Asset that may be damaged or destroyed, and (e) continue to collect and write-off Accounts Receivables in the Ordinary Course of Business.

                6.2.3.  MAINTAIN FCC LICENSES.

                        Maintain the validity of the FCC Licenses, and comply in all material respects with all requirements of the FCC Licenses and the rules and regulations of the FCC and all other applicable Laws.

                6.2.4.  NETWORK AFFILIATION.

                        Use its reasonable efforts to maintain in full force and effect Seller's present network affiliation agreements for the Station (and any and all modifications and renewals thereof).

                6.2.5.  STATION CONTRACTS.

                        Pay and perform its obligations in the Ordinary Course of Business under the Station Contracts and under any Additional Agreements that shall be entered into between the date hereof and the Closing pursuant to
Section 6.1.6, in accordance with the respective terms and conditions of such Station Contracts.

                6.2.6.  TAXES.

                        Pay or discharge all Taxes when due and payable in the Ordinary Course of Business.

                6.2.7.  PARTNERSHIP ACTION.

                        Take all partnership action (including, without limitation, all partner action) under the Laws of any state having jurisdiction over Seller necessary to effectuate the transactions contemplated by this Agreement and by the other Seller Documents.

                6.2.8.  ACCESS.

                        Cause to be afforded to representatives of Buyer reasonable access during normal business hours to offices, properties, assets, books and records, contracts and reports of the Station, as Buyer shall from time to time reasonably request; provided, however, that such investigation shall only be upon reasonable notice and shall not unreasonably disrupt the personnel or operations of Seller or the Station. All requests for access to the offices, properties, assets, books and records, contracts and reports of the Station shall be made to such representatives as Seller shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. Buyer acknowledges and agrees that neither Buyer nor its representatives shall contact any of the employees, customers, suppliers, partners, or other associates or affiliates of Seller or the Stations, in connection with the transactions contemplated hereby, whether in person or by telephone, mail or other means of communication, without the specific prior written authorization of such representatives of Seller.

                6.2.9.  INSURANCE.

                        Maintain in full force and effect all of its existing casualty, liability, and other insurance through the day following the Closing Date in amounts not less than those in effect on the date hereof.

                6.2.10. FINANCIAL STATEMENTS.

                        Provide Buyer with unaudited monthly statements of assets and liabilities of Seller relating to the business and operations of the Station, and statements of revenues and expenses reflecting the results of business and operations of the Station for October, 1996 and for each month thereafter, within forty-five (45) days after the end of each such month.

        6.3.    CONSENTS.

                Prior to, on and after the Closing, Seller shall take all reasonable action required to obtain all consents, approvals and agreements of any third parties necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, including, without limitation, any consent of the parties to the Station Contracts designated as necessary in
Schedule 3.4.1 in order to consummate the transactions contemplated hereby (collectively, the "Restricted Contracts"). Notwithstanding anything to the contrary set forth in this Agreement or otherwise, to the extent that the consent or approval of any third party is required under any Restricted Contract, Seller shall only be required to use reasonable efforts (not involving the payment by Seller of any money to any party to any such Restricted Contract) to obtain such consents and approvals.

        6.4.    CONFIDENTIALITY.

                Seller shall, at all times, maintain strict confidentiality with respect to all documents and information furnished to Seller by or on behalf of Buyer. Nothing shall be deemed to be confidential information that:
(a) is known to Seller at the time of its disclosure to Seller; (b) becomes publicly known or available other than through disclosure by Seller; (c) is received by Seller from a third party not actually known by Seller to be bound by a confidentiality agreement with or obligation to Buyer; or (d) is independently developed by Seller. Notwithstanding the foregoing provisions of this Section 6.3, Seller may disclose such confidential information (x) to the extent required or deemed advisable to comply with applicable Laws; (y) to its officers, directors, employees, representatives, financial advisors, attorneys, accountants, and agents with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information, subject to clauses (x) and (z) of this sentence); and (z) to any Governmental Authority in connection with the transactions contemplated hereby. In the event this Agreement is terminated, Seller will return to Buyer all documents and other material prepared or furnished by Buyer relating to the transactions contemplated hereunder, whether obtained before or after the execution of this Agreement. In the event that Seller is requested or required (including without limitation by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process) to disclose any confidential information, Seller will promptly notify Buyer of such request or requirements so that Buyer may, as it may elect, either seek an appropriate protective order or waive Seller's compliance with the provisions of this Section 6.3. In the event that such protection or other remedy is not obtained or that the Buyer waives compliance, Seller agree to furnish only that portion of the confidential information which Seller is advised by counsel is legally required and to exercise Seller's reasonable efforts to obtain assurance that confidential treatment will be accorded such confidential information.

                                   ARTICLE 7.
                       COVENANTS AND AGREEMENTS OF BUYER

                Buyer covenants and agrees with Sellers as follows:

        7.1.    CONFIDENTIALITY.

                Buyer shall, at all times prior to the Closing, maintain strict confidentiality with respect to all documents and information furnished to Buyer by or on behalf of Seller. Nothing shall be deemed to be confidential information that: (a) is known to Buyer at the time of its disclosure to Buyer; (b) becomes publicly known or available other than through disclosure by Buyer; (c) is received by Buyer from a third party not actually known by Buyer to be bound by a confidentiality agreement with or obligation to Seller; or (d) is independently developed by Buyer. Notwithstanding the foregoing provisions of this Section 7.1, Buyer may disclose such confidential information (x) to the extent required or deemed advisable to comply with applicable Laws; (y) to its officers, directors, partners, employees, representatives, financial advisors, attorneys, accountants, agents, underwriters, lenders, investors and any other potential sources of financing with respect to the transactions contemplated hereby (so long as such parties agree to maintain the confidentiality of such information, subject to clauses (x) and (z) of this sentence); and (z) to any Governmental Authority in connection with the transactions contemplated hereby or the financing thereof. In the event this Agreement is terminated, Buyer will return to Seller all documents and other material prepared or furnished by Seller relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement. In the event that Buyer is requested or required (including without limitation by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process) to disclose any confidential information, Buyer will promptly notify Seller of such request or requirements so that Seller may, as it may elect, either seek an appropriate protective order or waive Buyer's compliance with the provisions of this Section 7.1. In the event that such protection or other remedy is not obtained or that the Seller waives compliance, Buyer agrees to furnish only that portion of the confidential information which Buyer is advised by counsel is legally required and to exercise Buyer's reasonable efforts to obtain assurance that confidential treatment will be accorded such confidential information.

        7.2.    CORPORATE ACTION.

                Prior to the Closing, Buyer shall take all corporate action (including, without limitation, all shareholder action) under the Laws of any state having jurisdiction over Buyer necessary to effectuate the transactions contemplated by this Agreement and the other Buyer Documents.

        7.3.    ACCESS.

                For a period of seven (7) years from and after the Closing Date, Buyer shall cause to be afforded to representatives of Seller reasonable access during normal business hours to the offices, books and records, contracts and reports of the Station which relate to the operations of the Station during the period during which the Station was owned by Seller, as Seller shall from time to time reasonably request for Seller's reasonable business purposes; provided, however, that such investigation shall only be upon reasonable notice and shall not disrupt the personnel or operations of Buyer or the Station. All requests for access to the offices, books and records, contracts and reports of the Station shall be made to such representatives as Buyer shall designate in writing, who shall be solely responsible for coordinating all such requests and all access permitted hereunder. For a period of seven (7) years from and after the Closing Date, Buyer shall not dispose of any books and records, contracts and reports of the Station which relate to the operations of the Station during the period during which the Station was owned by Seller without consulting with Seller prior to disposal thereof and taking any reasonable action requested by Seller with respect to retention and transfer to Seller thereof.

                                   ARTICLE 8.
                      MUTUAL COVENANTS AND UNDERSTANDINGS
                              OF SELLER AND BUYER

        8.1.    POSSESSION AND CONTROL.

                Between the date hereof and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct, the business and operations of the Station, and such operation, including complete control and supervision of all programming, shall be the sole responsibility of Seller. On and after the Closing Date, Seller shall have no control over, or right to intervene, supervise, direct or participate in, the business and operations of the Station.

        8.2.    RISK OF LOSS.

                The risk of loss or damage by fire or other casualty or cause to the Assets until the Closing Date shall be upon Seller. In the event of any such loss or damage prior to the Closing Date which causes a Material Adverse Effect, Seller shall have the right to restore, replace or repair the damaged Assets to their previous condition at Seller's sole cost and expense. In the event that as of the Closing Date, any such loss or damage shall not have been restored, replaced, or repaired and Seller desires to restore, replace or repair such damaged Assets, Seller shall have the right to defer the Closing Date, by written notice to Buyer, until such date (the "Extended Closing Date") which is the later to occur of (a) the date which is nine (9) months after the date of this Agreement, or (b) the date which is sixty (60) days after the date on which such loss or damage occurred. In the event that any such loss or damage shall not be restored, replaced, or repaired as of the Extended Closing Date, Buyer shall, at its option, either:

                (a) proceed with the Closing and receive at Closing, the insurance proceeds or an assignment of the right to receive such insurance proceeds, as applicable, to which Seller otherwise would be entitled, whereupon Seller shall have no further liability to Buyer for such loss or damage (pursuant to the indemnification provisions of this Agreement or otherwise); or

                (b) terminate this Agreement by written notice to Seller and receive the immediate return of the Deposit, whereupon no party to this Agreement shall have any liability to any other party to this Agreement, and this Agreement in its entirety shall be deemed null, void and of no further force and effect, except for the provisions set forth in Section 13.2 (which shall survive such termination).

                Buyer and Seller acknowledge and agree that nothing in this
Section 8.2 shall be deemed to waive any requirement that the representations and warranties be restated as of Closing as provided for in Section 9.1 of this Agreement.

        8.3.    PUBLIC ANNOUNCEMENTS.

                Between the date hereof and the Closing Date, Seller and Buyer shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by Law or any listing agreement with a national securities exchange to which Seller or Buyer is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

        8.4.    EMPLOYEE MATTERS.

                8.4.1.  TRANSFERRED EMPLOYEES.

                        (a) Upon consummation of the Closing hereunder, Buyer shall offer employment to each of the employees of the Station, who are actively employed as of the Closing Date by the Seller, at a comparable salary, position and place of employment as held by each such employee immediately prior to the Closing Date, and Buyer shall adopt employee benefit plans, policies and arrangements covering such employees substantially similar to the Benefit Plans of Seller in effect as of the date hereof. Buyer shall also offer employment to each employee of the Station who is temporarily absent from active employment on the Closing Date upon termination of such temporary absence provided such employee is able to perform the essential functions of the position such employee held prior to such absence and any such employee shall be treated as a "Transferred Employee" (as defined herein) from and after the Closing Date.

                        (b) To the extent such employees accept employment with Buyer (collectively, "Transferred Employees"), such Transferred Employees will be included in Buyer's employee benefit plans and will be subject to Buyer's employment policies, as generally applicable to Buyer's employees who are similarly situated. Buyer agrees that Transferred Employees shall be credited under all of Buyer's applicable employee benefit plans covering such employees with their service at any of the Jupiter/Smith Stations for purposes of determining any period of eligibility to participate or to vest in benefits to the same extent such service was counted under the Benefit Plans of Seller. Buyer agrees that during the ninety (90) day period immediately following the Closing Date Buyer shall not (i) terminate any Transferred Employee except for termination for good cause, or (ii) adversely change the terms of any Transferred Employee's employment; provided, however, thereafter, subject to applicable laws, Buyer shall have the right, at any time thereafter, to dismiss any or all Transferred Employees at any time thereafter, with or without cause, and to change the terms and conditions of their employment (including compensation and employee benefit plans, policies or arrangements, provided to them).

                8.4.2   VACATION AND SICK LEAVE.

                        In furtherance of and not in limitation of the obligations and liabilities of Buyer set forth in Section 8.4.1, Buyer shall assume, without duplication of benefits, the obligations and liabilities of Seller to Transferred Employees as of the Closing Date for unused and unpaid vacation and sick leave, but only to the extent reflected in the employee records of Sellers. Except as otherwise required by applicable law, Buyer shall provide, without duplication of benefits, all Transferred Employees with vacation time or sick leave, as the case may be, rather than cash in lieu thereof, for such unused and unpaid vacation and sick leave in accordance with Buyer's policies. Buyer shall be liable for, and shall indemnify, defend and hold harmless Sellers from and against, all Liabilities of Sellers to Transferred Employees with respect to unused sick leave and unused vacation leave.

                8.4.3   SEVERANCE BENEFITS.

                        In furtherance of and not in limitation of the obligations and liabilities of Buyer set forth in Section 8.4.1, with respect to each Transferred Employee, Buyer shall establish a severance benefit plan similar to the severance plan of Seller set forth on Schedule 3.16.1. Transferred Employees shall be credited under Buyer's severance benefit plan with their service at any of the Jupiter/Smith Stations for purposes of determining the amount of severance benefits to which they may be entitled under such plan; provided, however, that any service at any of the Jupiter/Smith Stations for which severance had previously been paid shall be disregarded. Buyer shall be liable for, and shall indemnify, defend and hold harmless Sellers from and against any and all claims by Transferred Employees after the Closing Date for severance benefits to the extent not provided by Buyer's severance benefits plans adopted pursuant to Buyer's obligation set forth in Section 8.4.1 to provide employee benefit plans substantially similar to the severance benefits plan of Sellers set forth on Schedule 3.16.1.

                8.4.4   REPRESENTED EMPLOYEES.

                        (a) In furtherance of and not in limitation of the obligations and liabilities of Buyer set forth in Section 8.4.1, upon consummation of the Closing hereunder, Buyer shall: (i) recognize the unions and labor organizations which are parties to the collective bargaining agreements set forth in Schedule 3.17.1; (ii) employ all active employees of the Stations represented by any such union or labor organization (collectively, "Represented Employees"); (iii) adopt employee benefit plans, policies and arrangements covering such Represented Employees substantially similar to the Benefit Plans of Sellers in effect as of the date hereof and as required by such collective bargaining agreements; and (iv) negotiate in good faith with the collective bargaining representatives of the employees of Seller regarding the substitution of Buyer's employee benefit plans, policies and arrangements for the Benefit Plans of Sellers.

                        (b) Upon consummation of the Closing hereunder, Sellers shall assign to Buyer, and Buyer shall assume the collective bargaining agreements listed in Schedule 3.17.1. including, without limitation, all obligations, if any, to provide severance benefits in connection with the termination after the Closing Date of any Represented Employee. Such assignment and assumption shall not obligate Buyer to assume any Benefit Plans of Sellers. Except for any Liabilities of Sellers with respect to unused sick leave or unused vacation (which Buyer expressly assumes), Buyer shall not be responsible for any Liabilities of Sellers under the collective bargaining agreement listed in
Schedule 3.17.1, which arose on or prior to the consummation of the Closing, including, without limitation, any Liabilities for wages and any Benefit Plans of Seller.

                        (c) The Seller agrees to cooperate with Buyer in arranging for such meetings as Buyer may reasonably request with the collective bargaining representatives of the employees of Seller to discuss Buyer's assumption of the collective bargaining agreements listed in Schedule 3.17.1 and the implementation of employee benefits plans, policies and arrangements of the Buyer; provided, however, that any such meeting (i) shall be subject to the prior written approval of Seller upon reasonable notice to Seller, and (ii) shall not unreasonably disrupt the personnel or operations of the Seller or the Station.

                8.4.5.  COBRA OBLIGATIONS.

                        Buyer shall satisfy and discharge any obligations of Seller to provide health care continuation coverage as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 and as described in
Section 4908B of the Code and Sections 601 through 608 of ERISA and as required by any applicable state continuation of health coverage provisions (collectively, "COBRA Obligations") to (a) any employee to whom Buyer offers employment pursuant to Section 8.4.1 who does not accept such offer of employment, or (b) any employee of the Station terminated prior to the Closing Date to whom Sellers have on-going COBRA Obligations. Sellers and Buyer shall reasonably cooperate in good faith to comply with Seller's COBRA Obligations with respect to all such employees by having Buyer assume such obligations on Seller's behalf and offering health care continuation coverage under Buyer's
group health plans to all such employees.    Buyer shall indemnify, defend and
hold harmless Seller from and against, all obligations of Buyer set forth in this Section 8.4.5.

                8.4.6.  SELLER BENEFITS PLANS.

                        As between Buyer and Seller, Seller agrees to be responsible and liable for any medical, disability or other benefits owed under Seller's benefit plans. Except as otherwise specified in Section 8.4.5, Sellers will be responsible for providing, at its cost, all medical, life and other insurance coverage and benefits, and disability benefits to which any employee of Sellers who was terminated from service with Seller prior to the Closing Date or who was disabled prior to the Closing Date is entitled under Seller's benefit plans or otherwise.

                8.4.7.  401(K) PLANS.

                        Buyer agrees to permit those Transferred Employees, at each such Transferred Employee's option, to transfer as a rollover to Buyer's 401(k) Plan their respective pre-tax account balances under SBG's 401(k) Plan, provided that such plan is a tax-qualified plan under Section 401(a) and 401(k) of the Code and that the transfer as a rollover of any such pre-tax account balance will not affect the tax qualified status of Buyer's 401(k) Plan. SBG agrees that if any such Transferred Employee elects to transfer as a rollover its pre-tax account balance to Buyer's 401(k) Plan, SBG will cause the trustees of SBG's 401(k) Plan to transfer each such electing Transferred Employee's account to the trustee of Buyer's 401(k) Plan.

                8.4.8.  EMPLOYMENT CONTRACTS.

                        Buyer acknowledges and agrees that Buyer's obligations pursuant to this Section 8.4 are in addition to, and not in limitation of, Buyer's obligation to assume the employment contracts set forth on Schedule 2.1.8.

        8.5.    ALLOCATION OF PURCHASE PRICE.

                Seller and Buyer each represent, warrant, covenant, and agree with each other that the Purchase Price shall be allocated among the classes of Assets for the Station, as agreed by the parties within thirty (30) days after the date hereof. Seller and Buyer agree, pursuant to Section 1060 of the Code that the Purchase Price shall be allocated in accordance with this Section 8.5, and that all Tax returns and reports shall be filed consistent with such allocation. Notwithstanding any other provision of this Agreement, the provisions of this Section 8.5 shall survive the Closing Date without limitation.

                If Seller and Buyer are unable to agree on such allocation, within thirty (30) days following execution of this Agreement, Seller and Buyer agree to retain Bond & Pecaro (the "Appraisal Firm") to update their 1996 appraisal of the classes of Assets of the Station in accordance with the allocation for the Station set forth in Section 2.7 and to deliver a report to Seller and Buyer as soon as reasonably practicable (the "Appraisal Report"). Buyer shall pay the fees, costs and expenses of the Appraisal Firm whether or not the transactions contemplated hereby are consummated.

        8.6.    DISCLOSURE SCHEDULES.

                Seller and Buyer acknowledge and agree that Seller shall have the right from time to time after the date hereof to update or correct the Schedules attached hereto to reflect (a) immaterial omissions from the Schedules, and (b) changes permitted in accordance with the terms of Article 6. The inclusion of any fact or item on a Schedule referenced by a particular section in this Agreement shall, should the existence of the fact or item or its contents, be relevant to any other section, be deemed to be disclosed with respect to such other section whether or not an explicit cross-reference appears in the Schedules if it is reasonably apparent on the face of the Schedule in which such item is referenced that such item is relevant to such other section.

        8.7.    BULK SALES LAWS.

                Buyer hereby waives compliance by Seller, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk transfer laws; provided, however, that Seller shall indemnify and hold harmless Buyer from and against any Losses attributable to Seller's non-compliance with any applicable bulk transfer laws, without regard to the provisions of Article 12.

                                   ARTICLE 9.
                            CONDITIONS PRECEDENT TO
                          BUYER'S OBLIGATION TO CLOSE

                The obligations of Buyer to purchase the Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Buyer) at or prior to the Closing of each of the following conditions:

        9.1.    REPRESENTATIONS AND COVENANTS.

                The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), except as modified by the Schedules updated after the date hereof (in accordance with Section 8.6) and except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Seller required to be performed on or before the Closing Date in accordance with the terms of this Agreement shall have been performed in all material respects.

        9.2.    REQUIRED CONSENTS.

                Seller shall have obtained prior to the Closing Date all consents, authorizations or approvals necessary to effect valid assignments to Buyer of those Station Contracts listed on Schedule 9.2.

        9.3.    DELIVERY OF DOCUMENTS.

                Seller shall have delivered to Buyer all contracts, agreements, instruments and documents required to be delivered by Seller to Buyer pursuant to Section 11.2.

        9.4.    FCC ORDER.

                The FCC Order shall have become a Final Order with respect to the Station.

        9.5.    HART-SCOTT-RODINO.

                All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

        9.6     LEGAL PROCEEDINGS.

                No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement.

        9.7     THREE-STATION AGREEMENT.

                The consummation of the transactions contemplated by the Three-Station Agreement shall have occurred concurrently with the Closing hereunder.


                                  ARTICLE 10.
                            CONDITIONS PRECEDENT TO
                          SELLER'S OBLIGATION TO CLOSE

                The obligations of Seller to sell, transfer, convey and deliver the Assets and to proceed with the Closing are subject to the satisfaction (or waiver in writing by Seller) at or prior to the Closing of each of the following conditions:

        10.1.   REPRESENTATIONS AND COVENANTS.

                The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby) except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Buyer required to be performed on or before the Closing Date in accordance with the terms of this Agreement shall have been performed in all material respects.

        10.2.   DELIVERY BY BUYER.

                Buyer shall have delivered to Seller the Purchase Price, to the extent required to be paid on the Closing Date pursuant to Section 2.5, and all contracts, agreements, instruments and documents required to be delivered by Buyer to Sellers pursuant to Section 11.3.

        10.3.   FCC ORDER.

                The FCC Order shall have become a Final Order with respect to the Station.

        10.4.   HART-SCOTT-RODINO.

                All applicable waiting periods under Hart-Scott-Rodino shall have expired or terminated.

        10.5.   LEGAL PROCEEDINGS.

                No injunction, restraining order or decree of any nature of any court or Governmental Authority of competent jurisdiction shall be in effect that restrains or prohibits the transactions contemplated by this Agreement.

        10.6.   THREE-STATION AGREEMENT.

                The consummation of the transactions contemplated by the Three-Station Agreement shall have occurred concurrently with the Closing hereunder.

                                  ARTICLE 11.
                                  THE CLOSING

        11.1.   CLOSING.

                The Closing hereunder shall be deemed to take place as of 12:00 p.m. (midnight) on the last day of the calendar month during which the FCC Order becomes a Final Order unless there shall be an Extended Closing Date as contemplated by Section 8.2 of this Agreement or Section 8.2 of the Three-Station

Purchase Agreement; provided, however, notwithstanding the foregoing, in no event shall the Closing hereunder occur prior to January 31, 1997 (the "Closing Date"). The Closing shall be held at 10:00 A.M. local time on the Closing Date at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C. or at such other time and place as the parties may agree.

        11.2.   DELIVERY BY SELLER.

                At or before the Closing, Seller shall deliver to Buyer the following:

        11.2.1. AGREEMENTS AND INSTRUMENTS

                The following bills of sale, assignments and other instruments of transfer, dated as of the Closing Date and duly executed by Seller:

                (a) the Indemnity Escrow Agreement;
                (b) the Bill of Sale;
                (c) the Assignment of FCC Licenses;
                (d) the Assignment of Contracts and Leases;
                (e) the Assumption Agreement;
                (f) certificates of title with respect to the motor vehicles listed on Schedule 2.1.10 or if any such motor vehicles are leased by Seller; an assignment of such lease;
                (g) special or limited warranty deeds for all Real Property owned by Seller in the forms attached hereto as Exhibit G; and
                (h) real and personal property transfer tax forms, including, without limitation, those set forth in Exhibit H attached hereto.

                11.2.2. CONSENTS.

                        Copies of all consents Seller has been able to obtain to effect the assignment to Buyer of the Station Contracts listed on Schedule 3.4.1.

                11.2.3. CERTIFIED RESOLUTIONS.

                        A copy of the approval of the partners of Seller, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement, and of the other Seller Documents, and the consummation of the transactions contemplated hereby and thereby.

                11.2.4. OFFICERS' CERTIFICATES.

                        (a) A certificate of Seller certifying the matters set forth in Section 9.1; and

                        (b) a certificate of Seller as to the incumbency of the representatives of Seller executing this Agreement or any of the other Seller Documents on behalf of Seller.

                11.2.5. ORGANIZATIONAL DOCUMENTS.

                        Copies of the organizational documents of Seller and SBG certified by an executive officer of SBG as being correct and complete.

                11.2.6. DEPOSIT

                        Seller and the Three-Station Sellers shall have instructed the Deposit Escrow Agent in writing to return the Deposit to Buyer and the Three-Station Buyer.

        11.3.   DELIVERY BY BUYER.

                At or before the Closing, Buyer shall deliver to Seller the following:

                11.3.1. PURCHASE PRICE PAYMENT.

                        The Purchase Price in the amount and manner set forth in Section 2.

                11.3.2. AGREEMENTS AND INSTRUMENTS.

                        The following assumption agreement and other instruments of transfer, dated as of the Closing Date and duly executed by
Buyer:                  (a) the Indemnity Escrow Agreement;
                        (b) the Assumption Agreement; and
                        (c) real and personal property transfer tax forms,
                including, without limitation, those set forth in Exhibit H attached hereto.

                11.3.3. CERTIFIED RESOLUTIONS.

                        Copies of the resolutions of the directors of Buyer, certified as being correct and complete and then in full force and effect, authorizing the execution, delivery and performance of this Agreement and of the other Buyer Documents, and the consummation of the transactions contemplated hereby and thereby.

                11.3.4. OFFICERS' CERTIFICATE.

                        (a) A certificate of Buyer signed by an officer of Buyer certifying the matters set forth in Section 10.1; and

                        (b) a certificate signed by the Secretary of Buyer as to the incumbency of the officers of Buyer executing this Agreement or any of the other Buyer Documents on behalf of Sellers.

                                  ARTICLE 12.
                           SURVIVAL; INDEMNIFICATION

        12.1.   SURVIVAL OF REPRESENTATIONS.

                Unless otherwise set forth herein, all representations and warranties, covenants and agreements of Seller and Buyer contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Closing Date and shall remain in full force and effect for a period of twelve (12) months after the Closing Date, except that (a) any representation, warranty, covenant or agreement that is the subject of a claim which is asserted by the party seeking indemnification hereunder in a reasonably detailed writing delivered to the other party or parties, as the case may be, prior to the expiration of such twelve-month period shall survive with respect to such claim or dispute until the final resolution thereof, and
(b) the following covenants and agreements shall continue in full force and effect until fully discharged: Sections 6.3 and 7.1 (which relate to confidentiality), Sections 6.2.8 and 7.3 (which relate to access), Section 8.4 (which relates to employee matters), and Article 15 (which relates to miscellaneous matters). No claim for indemnification may be made pursuant to this Article 12 after the survival period set forth in this Section 12.1.

        12.2.   INDEMNIFICATION BY SELLER.

                Subject to the conditions and provisions of Section 12.4 and
Section 12.5, from and after the Closing Date, Seller and the Three-Station Sellers, jointly and severally, agree to indemnify, defend and hold harmless Buyer, the Three-Station Buyer, and their respective officers, directors, employees, agents and shareholders ("Buyer Indemnified Parties") from and against and in any respect of any and all Losses, asserted against, resulting to, imposed upon or incurred by any Buyer Indemnified Parties, directly or indirectly, by reason of or resulting from: (a) any failure by Seller to pay, perform or discharge any Liabilities of Seller not expressly assumed by Buyer pursuant hereto or pursuant to any Buyer Document; (b) the business or operations of the Station during the period on or prior to the Closing Date (except to the extent Buyer has expressly assumed the Liability for any such Losses pursuant hereto); (c) any misrepresentation or breach of the representations and warranties of Seller contained in or made pursuant to this Agreement or any other Seller Document; or (d) any breach by Seller of any covenants of Seller contained in or made pursuant to this Agreement or any other Seller Document. Subject to the limitations on indemnification set forth in Article 12 of the Three-Station Agreement, Seller hereby agrees for the benefit of the Buyer

Indemnified Parties to be jointly and severally liable with the Three-Station Sellers for any indemnification obligations of the Three-Station Sellers set forth in Article 12 of the Three-Station Agreement.

        12.3.   INDEMNIFICATION BY BUYER.

                Subject to the conditions and provisions of Section 12.4 and
Section 12.5, from and after the Closing Date, Buyer and the Three-Station Buyer, jointly and severally hereby agree to indemnify, defend and hold harmless Seller, the Three-Station Sellers and their respective officers, directors, employees, agents and partners ("Seller Indemnified Parties") from, against and with respect of any and all Losses, asserted against, resulting to, imposed upon or incurred by any Seller Indemnified Parties, directly or indirectly, by reason of or resulting from: (a) any failure by Buyer to pay, perform or discharge any Liabilities expressly assumed by Buyer pursuant hereto or pursuant to any Buyer Document; (b) the business or operations of the Station during the period after the Closing Date; (c) any misrepresentation or breach of the representations and warranties of Buyer contained in or made pursuant to this Agreement or any other Buyer Document; or (d) any breach by Buyer of any covenants of Buyer contained in or made pursuant to this Agreement or any other Buyer Document. Subject to the limitations on indemnification set forth in Article 12 of the Three-Station Agreement, Buyer hereby agrees for the benefit of the Seller Indemnified Parties to be jointly and severally liable with the Three-Station Buyer for any indemnification obligations of the Three-Station Buyer set forth in Article 12 of the Three-Station Agreement.

        12.4.   LIMITATIONS ON INDEMNIFICATION

                12.4.1. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Losses include a party's incidental, consequential or punitive damages, regardless of the theory of recovery. Each party hereto agrees to use reasonable efforts to mitigate any Losses which form the basis for any claim for indemnification hereunder.

                12.4.2. Neither the Jupiter/Smith Sellers (taken as a whole) nor the HMTF/Smith Buyers (taken as a whole) shall be liable to the other in respect of any indemnification hereunder except to the extent that the aggregate Losses of the party to be indemnified under this Agreement and under the Three-Station Agreement (taken as a whole) exceeds Two Hundred Fifty Thousand Dollars ($250,000) (the "Basket Amount"), and then only to the extent of the excess over the Basket Amount; provided, however, the Basket Amount and the limitations set forth in Section 12.4.3 shall not be applicable to (a) any Losses incurred by any Seller Indemnified Party in connection with Buyer's failure to comply with the covenants, agreements and indemnities set forth in
Section 2.7.1 or Section 8.4, or (b) any amounts owed in connection with the Final Net Working Capital Amount.

                12.4.3. Notwithstanding any other provision of this Agreement to the contrary (other than Section 12.4.2), the Buyer acknowledges and agrees as follows: (a) the maximum aggregate liability of the Jupiter/Smith Sellers (taken as a whole) pursuant to this Agreement and the Three-Station Agreement (taken as a whole) to the Buyer Indemnified Parties and any third parties for any and all Losses shall not exceed the Indemnity Escrow Amount, regardless of whether the Buyer Indemnified Parties seek indemnification pursuant to this
Article 12 or Article 12 of the Three-Station Agreement, regardless of the form of action, whether in contract or tort, including negligence, and regardless of whether or not the Jupiter/Smith Sellers are notified of the possibility of damages to the Buyer Indemnified Parties or any other third party, and (b) any indemnification payments by the Jupiter/Smith Sellers pursuant to this Article 12 shall be solely payable from the funds held by the Indemnity Escrow Agent pursuant to the Indemnity Escrow Agreement; provided, however, nothing in this
Section 12.4.3 shall be construed to constitute a waiver or limitation of any claims by Buyer based on fraud.

                12.4.4. Each party (a "recipient party") shall notify the other party (the "representing party") reasonably promptly of any perceived breach by the representing party of which the recipient party has knowledge of any representations and warranties, covenants, and agreements and of any Losses (including a brief description of the same) of the recipient party caused thereby. In the event of any breach that is cured prior to the Closing Date in accordance with the terms of this Agreement, the representing party shall have no obligation under Section 12.2 or Section 12.3 or otherwise to indemnify the recipient party with respect to such Losses.

        12.5.   CONDITIONS OF INDEMNIFICATION.

                The obligations and liabilities of Seller and of Buyer hereunder with respect to their respective indemnities pursuant to this Section 12, resulting from any Losses, shall be subject to the following terms and conditions:

                12.5.1. The party seeking indemnification (the "Indemnified Party") must give the other party or parties, as the case may be (the "Indemnifying Party"), notice of any such Losses promptly after the Indemnified Party receives notice thereof; provided that the failure to give such notice shall not affect the rights of the Indemnified Party hereunder except to the extent that the Indemnifying Party shall have suffered actual damage by reason of such failure.

                12.5.2. The Indemnifying Party shall have the right to undertake, by counsel or other representatives of its own choosing (reasonably acceptable to the Indemnified Party), the defense of such Losses at the Indemnifying Party's risk and expense.

                12.5.3. In the event that the Indemnifying Party shall elect not to undertake such defense, or, within a reasonable time after notice from the Indemnified Party of any such Losses, shall fail to defend, the Indemnified Party (upon further written notice to the Indemnifying Party) shall have the right to undertake the defense, compromise or settlement of such Losses, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnifying Party (subject to the right of the Indemnifying Party to assume defense of such Losses at any time prior to settlement, compromise or final determination thereof (with counsel reasonably acceptable to the Indemnified Party)). In such event, the Indemnifying Party shall pay to the Indemnified Party, in addition to the other sums required to be paid hereunder, the costs and expenses incurred by the Indemnified Party in connection with such defense, compromise or settlement as and when such costs and expenses are so incurred.

                12.5.4. Anything in this Section 12.5 to the contrary notwithstanding, (a) if there is a reasonable probability that Losses may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to participate in the defense, compromise or settlement of the Losses, (b) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Losses or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Losses in form and substance satisfactory to the Indemnified Party, and (c) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnified Party, by counsel or other representative of its own choosing and at its sole cost and expense, shall have the right to consult with the Indemnifying Party and its counsel or other representatives concerning such Losses and the Indemnifying Party and the Indemnified Party and their respective counsel or other representatives shall cooperate with respect to such Losses (d) in the event that the Indemnifying Party undertakes defense of any Losses, the Indemnifying Party shall have an obligation to keep the Indemnified Party informed of the status of the defense of such Losses and furnish the Indemnified Party with all documents, instruments and information that the Indemnified party shall reasonably request in connection therewith, and (e) in the event that both the Indemnified Party and the Indemnifying Party are parties (directly or through interpleader) to any Losses giving rise to indemnification hereunder and the Indemnified Party is advised by counsel that there is or may be a conflict of interest in the representation of both the Indemnified Party and the Indemnifying Party by one firm of counsel, the Indemnified Party shall be entitled to assume, at the sole cost and expense of the Indemnifying Party, the defense, compromise and settlement (subject to clause (b) above) of such Loss with counsel (in addition to local counsel) reasonably satisfactory to the Indemnifying Party.

                12.5.5 In the event that an Indemnified Party has a good faith basis for a claim for indemnification which does not involve a claim against it by a third party (a "Direct Claim"), the Indemnified Party shall notify the Indemnifying Party in writing of such Direct Claim with reasonable promptness, specifying, to the extent known, the nature, circumstances and amount of such Direct Claim (a "Direct Claim Notice"), including with particularity the specific representation and warranty or covenant and agreement alleged to have been breached. If the Indemnifying Party notifies the Indemnified Party that it disputes an Indemnified Party's right of indemnification with respect to a particular Direct Claim, the parties shall use their reasonable efforts to negotiate a resolution of such dispute promptly. Except to the extent of the limitations on indemnification set forth in this Article 12, nothing in this
Section 12.5.5 shall be deemed to prevent any Indemnified Party from initiating litigation under this Agreement with respect to any Direct Claim disputed by the Indemnifying Party for the purpose of establishing the Indemnified Party's right to indemnification hereunder.

        12.6.   CURE OF BREACH

                Notwithstanding any other provision of this Agreement to the contrary, a breach by Seller of any representations and warranties or a failure to perform any covenant or agreement hereunder may be cured prior to the Closing Date by Sellers (a) by reducing the Purchase Price in an amount equal to the Losses to Buyer caused by such breach, (b) by making payment to a third party or taking other action to discharge the Losses, (c) by placing an amount equal to the Losses in an escrow account under an escrow arrangement reasonably satisfactory to Seller and Buyer, or (d) a combination of the foregoing. If the foregoing actions fully cure the breach, Seller shall have no obligation under Section 12.2 or otherwise to indemnify Buyer with respect to the Losses caused by such breach; if such actions partially cure the breach, Seller shall continue to have an obligation under Section 12.2 to indemnify Buyer with respect to the remaining portion of the Losses caused by such breach.

                                  ARTICLE 13.
                                  TERMINATION

        13.1.   TERMINATION

                This Agreement may be terminated at any time prior to the Closing by:

                13.1.1. the mutual consent of Seller and Buyer;

                13.1.2. either Buyer or Seller, by written notice of termination delivered to the other, if (a) the FCC Order for the Station has not become a Final

Order and/or the Closing has not occurred within nine (9) months after the date of this Agreement; provided, however, that the failure of the FCC Order to become a Final Order or the failure of the Closing to have occurred within nine
(9) months of the date of this Agreement shall not be attributable to the breach of this Agreement by the party seeking termination pursuant to this
Section 13.1.2; provided, further, that Buyer's right to terminate this Agreement pursuant to this Section 13.1.2 shall be subject to the Seller's rights to extend the Closing Date pursuant to Section 8.2 and the rights of the Three-Station Sellers to extend the Closing Date under the Three-Station Agreement pursuant to Section 8.2 thereof, or (b) the FCC designates the applications contemplated by Section 5.1 for an evidentiary hearing;

                13.1.3. either Buyer or Seller in the event that any court or Governmental Authority of competent jurisdiction shall issue a final, non-appealable injunction prohibiting the transactions contemplated by this Agreement; provided, however, that the issuance of such final, non-appealable injunction shall not be attributable to the breach of this Agreement by the party seeking termination pursuant to this Section 13.1.3;

                13.1.4. either Buyer or Seller in accordance with the terms and conditions of Article 14;

                13.1.5 Buyer, by written notice of termination delivered to Seller, in the event that the Three-Station Buyer has terminated the Three-Station Agreement pursuant to the terms thereof; or

                13.1.6 Seller, by written notice of termination delivered to Buyer, in the event that the Three-Station Seller has terminated the Three-Station Agreement pursuant to the terms thereof.

        13.2.   EFFECT OF TERMINATION

                13.2.1 In the event this Agreement is terminated as provided in Sections 13.1.1, 13.1.2 or 13.1.3, Buyer shall receive the immediate return of the Deposit and this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; provided, however, that the obligations of Buyer and Sellers set forth in Sections 6.3 and 7.1 (which relate to confidentiality), and Section 15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance).

                13.2.2 In the event this Agreement is terminated as provided in Sections 13.1.4, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; provided, however, that the obligations of Buyer and Sellers set forth in (a) Sections 6.3 and 7.1 (which relate to confidentiality), and
Section 15.3 (which relates to payment of certain expenses), shall survive such termination and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance), and (b) Article 14 (which relates to remedies and return of the Deposit) shall survive such termination and the parties shall have such remedies as are set forth in Article 14.

                13.2.3 In the event this Agreement is terminated as provided in Sections 13.1.5 or 13.1.6, this Agreement shall be deemed null, void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; provided, however, that (a) if the Three-Station Agreement was terminated by the Three-Station Buyer or the Three-Station Sellers pursuant to Sections 13.1.1, 13.1.2 or 13.1.3 thereof, Buyer shall receive the immediate return of the Deposit and the obligations of Buyer and Sellers set forth in Sections 6.3 and 7.1 (which relate to confidentiality), and Section 15.3 (which relates to payment of certain expenses), shall survive the termination of this Agreement and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance), and (b) if the Three-Station Agreement was terminated by the Three-Station Buyer or the Three-Station Sellers pursuant to Sections 13.1.4 thereof, the obligations of Buyer and Sellers set forth in (i) Sections 6.3 and 7.1 (which relate to confidentiality), and Section 15.3 (which relates to payment of certain expenses), shall survive the termination of this Agreement and the parties hereto shall have any and all remedies to enforce such obligations provided at law or in equity or otherwise (including, without limitation, specific performance), and (ii) Article 14 (which relates to remedies and return of the Deposit) shall survive such termination and the parties shall have such remedies as are set forth in Article 14.

                                 ARTICLE 14.
                                  REMEDIES

        14.1.   DEFAULT BY BUYER.

                If Buyer shall default in the performance of Buyer's obligations under this Agreement, or if, as a result of Buyer's action or failure to act, the conditions precedent to Seller's obligation to close specified in Section 10 are not satisfied, and for such reason or reasons this Agreement is not consummated, and provided that Seller shall not then be in default in the performance of Seller's obligations hereunder, Seller shall be entitled, by written notice to Buyer, to terminate this Agreement, and as Seller's sole remedy under this Agreement, to receive the Deposit as liquidated damages, and upon such payment Buyer shall be discharged from all further liability under this Agreement, provided, however,

Buyer shall have a period of ten (10) business days after receipt of Seller's written termination notice to cure any such default and if Buyer cures such default within such ten (10) business day period, Seller shall have no right to terminate this Agreement based on such default.

        14.2.   FINAL ORDER DELAY BY BUYER.

                In the event that a Final Order is not obtained prior to the date which is nine (9) months from the date of this Agreement and such failure is primarily attributable to (a) Buyer's default under, or breach of, any of the terms of this Agreement, including, without limitation, a breach of Buyer's representations and warranties contained in Section 4.6 and Buyer's agreements contained in Section 15.6, and/or (b) any of (i) Buyer's capitalization, (ii) Buyer's ownership structure, (iii) Buyer's proposed or intended operation of the Station, or (iv) any other media interest of Buyer or any affiliate of Buyer, Seller shall be entitled, by written notice to Buyer, to terminate this Agreement, and as Seller's sole remedy under this Agreement, to receive the Deposit as liquidated damages, and upon such payment Buyer shall be discharged from all further liability under this Agreement; provided, however, Seller shall not have the right to terminate this Agreement pursuant to this Section
14.2 if the failure to obtain a Final Order is also attributable to Seller's default under, or breach of, any of the terms of this Agreement or to the operation of the Station by Sellers prior to the Closing.

        14.3.   DEFAULT BY SELLER.

                If Seller shall default in the performance of Seller's obligations under this Agreement, or if, as a result of Seller's action or failure to act, the conditions precedent to Buyer's obligation to close specified in Section 9 are not satisfied, and for such reason or reasons this Agreement is not consummated, and provided that Buyer shall not then be in default in the performance of Buyer's obligations hereunder, Buyer shall be entitled, by written notice to Sellers, to terminate this Agreement, to receive the immediate return of the Deposit, and to pursue any other remedies Buyer has at law or in equity or otherwise, provided, however, Seller shall have a period of ten (10) business days after receipt of Buyer's written termination notice to cure any such default and if Seller cures such default within such ten (10) business day period, Buyer shall have no right to terminate this Agreement based on such default.

        14.4.   LIQUIDATED DAMAGES.

                Seller and Buyer have provided for the amount of the Deposit to be liquidated damages as a remedy for Seller after having considered carefully the anticipated and actual harms and losses that would be incurred if Buyer defaults and thus fails to perform its obligations to consummate the transactions contemplated hereunder, the difficulty of ascertaining at this time the actual amount of damages, special and general, that Seller will suffer in such event, and the inconvenience or nonfeasibility of otherwise obtaining an adequate remedy in such event.

        14.5.   SPECIFIC PERFORMANCE.

                Seller hereby acknowledges that the Assets are unique, and that the harm to Buyer resulting from the failure of Seller to perform its obligations hereunder cannot be adequately compensated by damages.
Accordingly, Seller agrees that Buyer shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed by Seller.

                                  ARTICLE 15.
                               GENERAL PROVISIONS

        15.1.   ADDITIONAL ACTIONS, DOCUMENTS AND INFORMATION.

                Buyer agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Seller in connection with the consummation of the purchase and sale contemplated by this Agreement. Seller agrees that it will, at any time, prior to, at or after the Closing Date, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments and obtain such consents, as may be reasonably requested by Buyer in connection with the consummation of the purchase and sale contemplated by this Agreement, including, without limitation, taking such further actions (at Buyer's sole cost and expense) to enforce Seller's rights, if any, under purchase agreements with previous owners of the Station to require such previous owners to execute, deliver and file such further documents and instruments and obtain such consents as may be reasonably requested by Buyer in connection with the consummation of the purchase and sale contemplated by this Agreement.

        15.2.   BROKERS.

                Seller represents to Buyer that, except for the brokerage fees payable to Sellers' Broker (which fees are solely the responsibility of Seller), Seller have not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; Buyer represents to Seller that, except for the fees payable to Buyer's Advisor (which fees are the sole responsibility of Buyer), Buyer has not engaged, or incurred any unpaid liability (for any brokerage fees, finders' fees, commissions or otherwise) to, any broker, finder or agent in connection with the transactions contemplated by this Agreement; and Seller agree to indemnify Buyer, and Buyer agrees to indemnify Seller, against any claims asserted against the other parties for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing without limitation and shall not be subject to the Basket Amount contained in Section
12.4.2 or the limitations of Section 12.4.3.

        15.3.   EXPENSES AND TAXES.

                Each party hereto shall pay its own expenses incurred in connection with this Agreement and in the preparation for and consummation of the transactions provided for herein. Notwithstanding the foregoing, (a) Buyer shall pay all sales (including, without limitation, bulk sales), use, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes") applicable to, imposed upon or arising out of the transactions contemplated hereby whether now in effect or hereinafter adopted and regardless of which party such Transfer Tax is imposed upon, (b) Seller and Buyer shall each pay one-half of any FCC filing fees incurred in connection with the assignment of the FCC Licenses, and (c) Buyer shall pay any fees and expenses incurred in connection with any HSR Filings.

        15.4.   NOTICES.

                All notices, demands, requests, or other communications which may be or are required to be given or made by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, delivered by overnight air courier, or transmitted by telegram, telex, or facsimile transmission addressed as follows:

                If to Buyer:

                        Smith Acquisition Company
                        c/o Smith Broadcasting Partners, L.P.
                        3839 4th Street North
                        Suite 420
                        St. Petersburg, Florida  33703
                        Attention: David A. Fitz
                        Telecopy: (813) 821-8092
                and to

                        Hicks, Muse, Tate & Furst Incorporated
                        200 Crescent Court, Suite 1600
                        Dallas, Texas  75201
                        Attention: Lawrence D. Stuart, Jr.
                        Telecopy: (214) 740-7313

                with a copy (which shall not constitute notice) to:

                       Weil, Gotshal & Manges LLP
                       100 Crescent Court
                       Suite 1300
                       Dallas, Texas 75201
                       Attention:     Glenn D. West, Esq.
                       Telecopy:      (214) 746-7777

                If to Seller:

                        Smith Broadcasting Partners, L.P.
                        3839 4th Street North
                        Suite 420
                        St. Petersburg, FL  33703
                        Attention:  David A. Fitz
                        Telecopy:  (813) 821-8092

                and to:

                        Jupiter/Smith TV Holdings, L.P.
                        30 Rockefeller Plaza
                        Suite 4525
                        New York, NY  10112
                        Attention:  John Sprague
                        Telecopy:  (212) 332-2828

                with a copy (which shall not constitute notice) to:

                        Hogan & Hartson L.L.P.
                        8300 Greensboro Drive
                        Suite 1100
                        McLean, VA  22102
                        Attention:  Richard T. Horan, Jr., Esq.
                        Telecopy:  (703) 448-7650

or such other address as the addressee may indicate by written notice to the other parties.

                Each notice, demand, request, or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        15.5.   WAIVER.

                No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

        15.6.   BENEFIT AND ASSIGNMENT.

                (a) No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party hereto; provided, however, upon written notice to Seller, Buyer may assign all or any portion of Buyer's rights and obligations under this Agreement to one or more Permitted Assignees, provided, that (i) prior to or concurrently with such assignment, Buyer shall have represented, warranted and certified to Sellers in writing that (A) there are no facts or proceedings which would reasonably be expected to disqualify any such Permitted Assignee under the Communications Act or under the rules and regulations of the FCC from acquiring or operating the Station or would cause the FCC not to approve the assignment of the FCC Licenses to any such Permitted Assignee, (B) Buyer has no knowledge of any fact or circumstance relating to any such Permitted Assignee or any of any such Permitted

Assignee's affiliates that would reasonably be expected to (1) cause the filing of any objection to the assignment of the FCC Licenses to any such Permitted Assignee, or (2) lead to a delay in the processing by the FCC of the applications for such assignment, and (C) no waiver of an FCC rule or policy is necessary to be obtained for the grant of the applications for the assignment of the FCC Licenses to any such Permitted Assignee, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the consummation of the transactions herein, (ii) prior to or concurrently with such assignment, each such Permitted Assignee shall assume in writing all of Buyer's obligations to Seller, and each such Permitted Assignee shall deliver to Seller a certificate representing and warranting to Sellers as to the matters set forth in Article 4, (iii) notwithstanding such assumption, Buyer shall not be released from any liabilities or obligations hereunder, (iv) Buyer and any such Permitted Assignee shall be jointly and severally liable for the liabilities or obligations of Buyer and any such Permitted Assignee hereunder (including, without limitation, any obligation pursuant to Article 12 hereof), and (v) such assignment shall not cause a delay in the receipt of the FCC Order or the Final Order. Buyer may also assign, subject to compliance with the provisions of this Section 15.6, Buyer's right to acquire the FCC Licenses from Sellers to a wholly-owned subsidiary of Buyer

                        (b) From and after the Closing Date, without releasing Buyer from any of Buyer's obligations hereunder, nothing herein shall prevent or limit Buyer from making a collateral assignment of Buyer's rights under this Agreement to any institutional lender that, directly or indirectly, provides funds to Buyer without the consent of the Seller. Seller shall execute an acknowledgment of such collateral assignments in such forms as Buyer or Buyer's institutional lenders may reasonably request; provided, however, that unless written notice is given to Seller that any such collateral assignment has been foreclosed upon (in compliance with the Communications Act and the rules and regulations of the FCC), Seller shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto.

                        (c) Any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No Person, other than the parties hereto, is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

        15.7.   ENTIRE AGREEMENT; AMENDMENT.

                This Agreement, including the Schedules and Exhibits hereto and the other instruments and documents referred to herein or delivered pursuant hereto including, without limitation, that certain side letter agreement dated as of the date hereof between Buyer and Seller with respect to preparation of financial statements, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party or parties against whom enforcement of the amendment, modification or discharge is sought.

        15.8.   SEVERABILITY.

                If any part of any provision of this Agreement or any other contract, agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said contract, agreement, document or writing.

        15.9.   HEADINGS.

                The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

        15.10.  GOVERNING LAW; JURISDICTION.

                This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the state of New York, excluding the choice of law rules thereof. The parties hereto hereby irrevocably consent to the nonexclusive jurisdiction and venue of the courts of the State of New York and of any Federal Court located in New York County, New York, in connection with any action, suit or proceeding arising out of or relating to this Agreement. The parties hereto hereby waive personal service of any process in connection with any such action, suit or proceeding and agree that the service thereof may be made by certified or registered mail addressed to or by personal delivery to the other party, at such other party's address set forth pursuant to Section 15.4 hereof. In the alternative, in its discretion, any of the parties hereto may effect service upon any other party in any other form or manner permitted by law.

        15.11.  SIGNATURE IN COUNTERPARTS.

                This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

        IN WITNESS WHEREOF, each of the parties hereto has executed this Asset Purchase Agreement, or has caused this Asset Purchase Agreement to be duly executed and delivered in its name on its behalf, all as of the day and year first above written.

                                    SMITH TELEVISION-WTOV, L.P.

                                    By:  Smith Broadcasting Partners, L.P., its
                                         general partner

                                    By:  Smith Broadcasting Group, Inc., its
                                         general partner

                                    By:  /s/ DAVID A. FITZ
                                       ----------------------------------------
                                    Name:  David A. Fitz
                                    Title: Executive Vice President


                                    SMITH TELEVISION-WTOV LICENSE, L.P.

                                    By:  Smith Television-WTOV, L.P., its
                                         general partner

                                    By:  Smith Broadcasting Partners, L.P., its
                                         general partner

                                    By:  Smith Broadcasting Group, Inc., its
                                         general partner

                                    By:  /s/ DAVID A. FITZ
                                       ----------------------------------------
                                    Name:  David A. Fitz
                                    Title: Executive Vice President


                                    SMITH ACQUISITION COMPANY

                                    By:    /s/ ROBERT N. SMITH
                                       ----------------------------------------
                                    Name:  Robert N. Smith
                                         --------------------------------------
                                    Title: President
                                          -------------------------------------

                                    ANNEX I
                                  DEFINITIONS

        "ACCOUNTING FIRM" shall have the meaning specified in Section 2.6.

        "ACCOUNTS RECEIVABLE" means all cash accounts receivable with respect to the Stations as of the end of the broadcast day on the Closing Date.

        "ADDITIONAL AGREEMENTS" shall have the meaning set forth in Section
6.1.6.

        "APPRAISAL FIRM" shall have the meaning set forth in Section 8.5.

        "APPRAISAL REPORT" shall have the meaning set forth in Section 8.5.

        "ASSETS" shall have the meaning set forth in Section 2.1.

        "ASSUMED LIABILITIES" shall have the meaning specified in Section 2.7.1.

        "ASSIGNMENT OF CONTRACTS AND LEASES" means that certain Assignment of Contracts and Leases, dated as of the Closing Date and executed by Sellers, substantially in the form attached hereto as Exhibit E.

        "ASSIGNMENT OF FCC LICENSES" means that certain Assignment of FCC Licenses, dated as of the Closing Date and executed by Sellers, substantially in the form attached hereto as Exhibit D.

        "ASSUMPTION AGREEMENT" means that certain Assumption Agreement, dated the Closing Date and executed by Buyer and Sellers, substantially in the form attached hereto as Exhibit F.

        "BASE PURCHASE PRICE" shall have the meaning set forth in Section 2.4.

        "BASKET AMOUNT" shall have the meaning set forth in Section 12.4.

        "BENEFIT ARRANGEMENT" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

        "BENEFIT PLANS" shall have the meaning specified in Section 3.16.1.

        "BILL OF SALE" means that certain Bill of Sale and Assignment of Assets, dated as of the Closing Date and executed by Sellers, substantially in the form attached hereto as Exhibit C.

        "BUYER'S ADVISOR" means an affiliate of Hicks, Muse, Tate & Furst Incorporated who has advised Buyer with respect to this Agreement.

        "BUYER DOCUMENTS" shall mean, collectively, this Agreement, the Deposit Escrow Agreement, the Indemnity Escrow Agreement and the Assumption Agreement.

        "BUYER INDEMNIFIED PARTIES" shall have the meaning specified in Section 12.2.

        "CLOSING" means the closing of the purchase, assignment and sale of the Assets contemplated hereunder.

        "CLOSING DATE" shall have the meaning specified in Section 11.1.

        "COBRA OBLIGATIONS" shall have the meaning specified in Section 8.4.5.

        "CODE" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

        "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended.

        "CURRENT BALANCE SHEET DATE" shall have the meaning specified in Section 3.5.2.

        "DEPOSIT" shall have the meaning specified in Section 2.3.

        "DEPOSIT ESCROW AGENT" means Citibank, N.A.

        "DEPOSIT ESCROW AGREEMENT" means that certain Escrow Agreement dated as of the date hereof by and among Buyer, the Three-Station Buyer, Seller, the Three-Station Sellers and the Deposit Escrow Agent, in the form of Exhibit A attached hereto.

        "ENCUMBRANCES" mean any mortgages, pledges, liens, security interests, defects in title, easements, encumbrances, and any other matters affecting title.

        "ENVIRONMENTAL LAWS" means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, or other requirement relating to the environment, natural resources, public, or employee

                                   ANNEX I-2
health and safety, and Hazardous Materials generation, production, use, storage, treatment, transportation or disposal, and includes, but is not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA") as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 9601 et seq.; the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq.; the Toxic Substances Control, 15 U.S.C.
Section 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statues.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

        "EXCLUDED ASSETS" shall have the meaning specified in Section 2.2.

        "EXTENDED CLOSING DATE" shall have the meaning specified in Section 8.2.

        "FCC" means the Federal Communications Commission.

        "FCC LICENSES" shall have the meaning specified in Section 2.1.1.

        "FCC ORDER" means an unconditional order or orders (except for standard conditions imposed by the FCC on all assignments of licenses) of the FCC, or of the Chief, Mass Media Bureau of the FCC, acting under delegated authority, consenting to the assignment to Buyer of the FCC Licenses for the Stations.

        "FINAL ORDER" means an FCC Order as to which the time for filing a request for administrative or judicial review, or for instituting administrative review sua sponte, shall have expired without any such filing having been made or notice of such review having been issued; or, in the event of such filing or review sua sponte, as to which such filing or review shall have been disposed of favorably to the grant and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

        "GOVERNMENTAL AUTHORITY" means any agency, board, bureau, court, commission, department, instrumentality or administration of the United States government, any state government or any local or other governmental body in a state, territory or possession of the United States or the District of Columbia.


                                   ANNEX I-3

        "HART-SCOTT-RODINO" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

        "HMTF/SMITH BUYERS" means, collectively, Buyer and the Three-Station Buyer.

        "HSR FILING" shall have the meaning specified in Section 5.2.

        "HAZARDOUS MATERIALS" means any wastes, substances, or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants, or contaminants, including without limitation, substances defined as "hazardous wastes," "hazardous substances," "hazardous materials," "extremely hazardous waste," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws.

        "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" shall have the respective meanings specified in Section 12.5.1.

        "INDEMNITY ESCROW AGENT" shall mean George Mason Bank, N.A.

        "INDEMNITY ESCROW AGREEMENT" means that certain Escrow Agreement dated as of the Closing Date by and among Buyer, the Three-Station Buyer, Seller, the Three-Station Sellers and the Indemnity Escrow Agent, in the form of Exhibit B attached hereto.

        "INDEMNITY ESCROW AMOUNT" shall have the meaning specified in Section 2.5.2.

        "INTELLECTUAL PROPERTY" shall have the meaning specified in Section
2.1.4.

        "JUPITER/SMITH SELLERS" means, collectively, the Seller and the other limited partnerships which own and operate the the Jupiter/Smith Stations.

        "JUPITER/SMITH STATIONS" means WTOV and all other television broadcast stations for which Smith Broadcasting Partners, L.P. is the general partner and Jupiter/ Smith TV Holdings, L.P. is a direct or indirect investor.

        "LAWS" means any federal, state or local law, statute, code, ordinance, regulation, order, writ, injunction, judgment or decree applicable to the specified Person and to the businesses and assets thereof.

        "LEASED PROPERTY" shall have the meaning set forth in Section 2.1.2.

        "LIABILITIES" shall mean, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person,

                                   ANNEX I-4
whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such Person's balance sheets or other books and records.

        "LOSSES" means any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements.

        "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, assets or financial condition of the Jupiter/Smith Stations taken as a whole, except for any material adverse affect resulting from (a) general economic conditions applicable to the television broadcast industry, or (b) general conditions in the markets in which the Jupiter/Smith Stations operate.

        "NET WORKING CAPITAL" shall mean as of the end of the broadcast day on the Closing Date (a) the sum of (i) the amount equal to ninety-five percent (95%) of the aggregate dollar value of the Accounts Receivable, plus (ii) the balances of all other current assets of the Station (including all deposits and prepaid expenses) as of such date exclusive of any cash, any other Excluded Assets and any assets related to Program Contracts (other than deposits paid in respect of Program Contracts under which the programs licensed are not available for exhibition prior to Closing); less (b) the sum of the balances of the current liabilities of the Station as of such date exclusive of (i) any liabilities related to any Excluded Assets, (ii) the current portion of long term debt, (iii) accrued interest and other liabilities not being assumed by Buyer, (iv) any liabilities for accrued vacation and accrued sick leave, and
(v) any liabilities related to Program Contracts.

        "NET WORKING CAPITAL AMOUNT" shall mean, where applicable, either the Estimated Net Working Capital Amount or the Final Net Working Capital Amount.

        "OPERATING CONTRACTS" shall have the meaning specified in Section 2.1.8.

        "ORDINARY COURSE OF BUSINESS" means, with respect to Seller, the ordinary course of business consistent with past practices of Seller; any actions taken pursuant to the requirements of law or contracts existing on the date hereof shall be deemed to be action in the Ordinary Course of Business.

        "PENSION PLAN" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.


                                   ANNEX I-5

        "PERMITTED ASSIGNEE" means any Person that, directly or indirectly, is in control of, is controlled by or is under common control with Buyer and/or Robert N. Smith.

        "PERMITTED ENCUMBRANCES" means (a) Encumbrances arising in connection with equipment or maintenance financing or leasing, (b) Encumbrances on Real Property that do not interfere with the use of the Real Property in the operations or business of the Station, (c) Encumbrances for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on Seller's books in accordance with generally accepted accounting principles, (d) Encumbrances which do not secure indebtedness of Seller and that, individually or in the aggregate, do not and would not materially detract from the value of any of the Assets or materially interfere with the use thereof as currently used, or (e) those matters identified as permitted encumbrances on Schedule 3.8 or Schedule 3.10.

        "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Governmental Authority.

        "PLAN" means any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in Section 3(3) of ERISA and (a) which was or is established or maintained by Seller; (b) to which Seller contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any person who performs or who has performed services for Seller and because of those services is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

        "PROGRAM CONTRACTS" shall have the meaning specified in Section 2.1.5.

        "PURCHASE PRICE" shall have the meaning specified in Section 2.4.

        "QUALIFIED PLAN" means a Pension Plan that satisfies, or is intended by Seller to satisfy, the requirements for tax qualification described in Section 401 of the Code.

        "REAL PROPERTY" shall have the meaning set forth in Section 2.1.2.

        "REPRESENTED EMPLOYEES" shall have the meaning set forth in Section
8.4.4.

        "RESTRICTED CONTRACTS" shall have the meaning specified in Section
6.2.11.

        "SBG" shall have the meaning set forth in Section 3.16.1.


                                   ANNEX I-6

        "SCHEDULES" shall mean the disclosure schedules delivered by Seller to Buyer in connection herewith.

        "SELLER DOCUMENTS" shall mean, collectively, this Agreement, the Deposit Escrow Agreement, the Indemnity Escrow Agreement, the Assignment of Contracts and Leases, the Bill of Sale, the Assignment of FCC Licenses, and the Assumption Agreement.

        "SELLER INDEMNIFIED PARTIES" shall have the meaning set forth in Section 12.3.

        "SELLER TAX RETURNS" means all federal, state, local, foreign and other applicable Tax returns, declarations of estimated Tax reports required to be filed by any of Seller (without regard to extensions of time permitted by law or otherwise).

        "SELLER'S BROKER" means Salomon Brothers Inc.

        "SMITH-WTOV" means Smith Television-WTOV, L.P., a Delaware limited partnership.

        "STATION CONTRACTS" shall have the meaning specified in Section 2.1.8.

        "TAXES" means all federal, state and local taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any Governmental Authorities.

        "THREE-STATION AGREEMENT" means that certain Asset Purchase Agreement dated as of the date hereof by and among the Three-Station Sellers and the Three-Station Buyer pursuant to which the Three-Station Sellers have agreed to sell, and the Three-Station Buyer has agreed to purchase, the Three-Stations.

        "THREE-STATION BUYER" means STV Acquisition Company, a Delaware corporation.

        "THREE-STATION INDEMNITY ESCROW AMOUNT" means the indemnity escrow amount of One Million Five Hundred Thousand Dollars ($1,500,000) delivered by the Three-Station Buyer to the Indemnity Escrow Agent pursuant to the Three-Station Agreement.

        "THREE-STATIONS" means, collectively, the Jupiter/Smith Stations other than WTOV.


                                   ANNEX I-7

        "THREE-STATION SELLERS" means, collectively, the Jupiter/Smith Sellers other than the Seller.

        "TIME SALES AGREEMENTS" shall have the meaning specified in Section
2.1.7.

        "TRADE-OUT AGREEMENTS" shall have the meaning specified in Section
2.1.6.

        "TRANSFER TAXES" shall have the meaning specified in Section 15.3.

        "TRANSFERRED EMPLOYEE" shall have the meaning specified in Section
8.4.1.

        "WELFARE PLAN" means an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

        "WTOV" means television broadcast station WTOV-TV, Channel 9, Steubenville, Ohio.

        "WTOV INDEMNITY ESCROW AMOUNT" shall have the meaning specified in
Section 2.5.2.

        "WTOV LICENSEE" means Smith Television-WTOV License, L.P., a Delaware limited partnership.




                                   ANNEX I-8